AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION

                                  By and Among

                             DENBURY RESOURCES INC.,
                             DENBURY OFFSHORE, INC.


                             MATRIX OIL & GAS, INC.
                                       and
                                ITS SHAREHOLDERS




                            Dated as of June 4, 2001

                                                 TABLE OF CONTENTS

ARTICLE I
THE MERGER........................................................................................................1
                  Section 1.01.  The Merger.......................................................................1
                  Section 1.02.  The Closing......................................................................1
                  Section 1.03.  Effective Time...................................................................2
                  Section 1.04.  Effect of the Merger.............................................................2
                  Section 1.05.  Certificate of Incorporation.....................................................2
                  Section 1.06.  Bylaws...........................................................................2
                  Section 1.07.  Directors and Officers...........................................................2
                  Section 1.08.  Tax Consequences.................................................................2

ARTICLE II
CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES................................................................3
                  Section 2.01.  Merger Consideration; Conversion and Cancellation of Securities
                   ...............................................................................................3
                  Section 2.02.  No Fractional Shares.............................................................5
                  Section 2.03.  Withholding......................................................................5
                  Section 2.04.  Distributions with Respect to Denbury Common Stock...............................6
                  Section 2.05.  Stock Transfer Books.............................................................6

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF MATRIX
AND THE MATRIX COMMON SHAREHOLDERS................................................................................6
                  Section 3.01.  Organization and Qualification; Subsidiaries.....................................6
                  Section 3.02.  Articles of Incorporation and Bylaws.............................................7
                  Section 3.03.  Capitalization...................................................................7
                  Section 3.04.  Authority........................................................................9
                  Section 3.05.  No Conflict: Required Filings and Consents.......................................9
                  Section 3.06.  Permits; Compliance.............................................................10
                  Section 3.07.  Financial Statements; Undisclosed Liabilities...................................11
                  Section 3.08.  Absence of Certain Changes or Events............................................11
                  Section 3.09.  Absence of Litigation...........................................................12
                  Section 3.10.  Employee Benefit Plans; Labor Matters...........................................12
                  Section 3.11.  Taxes...........................................................................17
                  Section 3.12.  Environmental Matters...........................................................18
                  Section 3.13.  Properties, Title, and Defects..................................................20
                  Section 3.14.  Real Property. .................................................................27
                  Section 3.15.  Insider Interests; Transactions with Management and Employees.
                   ..............................................................................................27
                  Section 3.16.  Contracts and Agreements........................................................28
                  Section 3.17.  Vote Required; No Dissenters' Rights............................................28
                  Section 3.18.  Investment Representations......................................................28
                  Section 3.19.  Hedging.........................................................................30
                  Section 3.20.  Hart-Scott-Rodino Exception.....................................................30



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                  Section 3.21.  Insurance.......................................................................30
                  Section 3.22.  Business Files, Books and Records...............................................30
                  Section 3.23.  Condition and Sufficiency of Assets.............................................31
                  Section 3.24.  Brokers.........................................................................31
                  Section 3.25.  Disclosure......................................................................31
                  Section 3.26.  Limited Partnership Roll-Ups....................................................31

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF DENBURY
AND MERGER SUB...................................................................................................31
                  Section 4.01.  Organization and Authority of Denbury and Merger Sub............................31
                  Section 4.02.  Certificate of Incorporation and Bylaws.........................................32
                  Section 4.03.  Capitalization..................................................................32
                  Section 4.04.  Authority.......................................................................32
                  Section 4.05.  No Conflict.....................................................................32
                  Section 4.06.  Governmental Consents and Approvals.............................................33
                  Section 4.07.  Litigation......................................................................33
                  Section 4.08.  Absence of Certain Changes or Events............................................33
                  Section 4.09.  Operations of Merger Sub........................................................33
                  Section 4.10.  SEC Filings; Financial Statements...............................................33
                  Section 4.11.  Authorization and Issuance of Denbury Common Stock. ............................34
                  Section 4.12.  Brokers.........................................................................34
                  Section 4.13.  Tax Matters.....................................................................34

ARTICLE V
COVENANTS........................................................................................................34
                  Section 5.01.  Affirmative Covenants of Matrix.................................................34
                  Section 5.02.  Affirmative Covenants of Denbury................................................36
                  Section 5.03.  Negative Covenants of Matrix.  .................................................36
                  Section 5.04.  Negative Covenants of Denbury and Merger Sub....................................39
                  Section 5.05.  Access and Information..........................................................40
                  Section 5.06.  Matrix Shareholder Meeting......................................................41
                  Section 5.07.  Further Assurances..............................................................41

ARTICLE VI
REGISTRATION RIGHTS OF MATRIX SHAREHOLDERS.......................................................................41
                  Section 6.01.  Piggyback Registration..........................................................41
                  Section 6.02.  Registration Procedures.........................................................43
                  Section 6.03.  Registration Expenses...........................................................45
                  Section 6.04.  Information from the Matrix Shareholders........................................45
                  Section 6.05.  Indemnification.................................................................45

ARTICLE VII
ADDITIONAL AGREEMENTS............................................................................................47
                  Section 7.01.  Employee Matters................................................................47
                  Section 7.02.  Lockup Agreements...............................................................51



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                  Section 7.03.  Matrix Board Seat...............................................................51
                  Section 7.04.  Release of Claims...............................................................51
                  Section 7.05.  Payment of Expenses.............................................................52
                  Section 7.06.  Seismic Transfer Fees...........................................................52
                  Section 7.07.  Options.........................................................................52
                  Section 7.08.  Reorganization of Merger Sub....................................................53
                  Section 7.09.  Appropriate Action; Consents; Filings...........................................53
                  Section 7.10.  Public Announcements............................................................54
                  Section 7.11.  Confidentiality Agreement.......................................................55
                  Section 7.12.  Matrix Benefit Plans............................................................56
                  Section 7.13.  Defects.........................................................................56
                  Section 7.14.  Preferential Rights, Rights to Terminate........................................59
                  Section 7.15.  Grant of Farmout Option.........................................................59
                  Section 7.16.  Amendment of Matrix Disclosure Schedule.........................................59
                  Section 7.17.  Future Cooperation..............................................................59
                  Section 7.18.  Tax-Free Reorganization.........................................................60
                  Section 7.19.  Tax Matters.....................................................................60
                  Section 7.20.  Shareholder Loan Repayment......................................................65

ARTICLE VIII
INDEMNIFICATION..................................................................................................65
                  Section 8.01.  Indemnification of Matrix Directors and Officers................................65
                  Section 8.02.  Indemnification by the Matrix Common Shareholders...............................66
                  Section 8.03.  Indemnification by Denbury and Merger Sub.......................................66
                  Section 8.04.  Limitations upon Indemnity......................................................67
                  Section 8.05.  Tax Aspects of Indemnification..................................................67
                  Section 8.06.  Indemnification Despite Negligence..............................................68
                  Section 8.07.  Survival of Representations and Warranties......................................68
                  Section 8.08.  Insurance Proceeds..............................................................68
                  Section 8.09.  Procedure for Indemnification...................................................68

ARTICLE IX
CLOSING CONDITIONS...............................................................................................69
                  Section 9.01.  Conditions to Obligations of Denbury............................................69
                  Section 9.02.  Conditions to Obligations of Matrix and the Matrix Shareholders.................71

ARTICLE X
TERMINATION, AMENDMENT AND WAIVER................................................................................73
                  Section 10.01. Termination.....................................................................73
                  Section 10.02. Effect of Termination; Remedies.................................................74
                  Section 10.03. Amendment.......................................................................74
                  Section 10.04. Waiver..........................................................................74

ARTICLE XI
GENERAL PROVISIONS...............................................................................................74



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                  Section 11.01.  Notices........................................................................74
                  Section 11.02.  Certain Definitions............................................................76
                  Section 11.03.  Headings; References...........................................................81
                  Section 11.04.  Severability...................................................................81
                  Section 11.05.  Entire Agreement...............................................................82
                  Section 11.06.  Assignment.....................................................................82
                  Section 11.07.  Parties in Interest............................................................82
                  Section 11.08.  Failure or Indulgence Not Waiver; Remedies Cumulative..........................82
                  Section 11.09.  Governing Law..................................................................82
                  Section 11.10.  Counterparts...................................................................82
                  Section 11.11.  Specific Performance...........................................................82
                  Section 11.12.  Dispute Resolution.............................................................83
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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


     THIS AGREEMENT AND PLAN OF MERGER AND  REORGANIZATION,  dated as of June 4,
2001 (this  "Agreement"),  is by and between Denbury  Resources Inc., a Delaware corporation ("Denbury"), Denbury Offshore, Inc., a Delaware corporation ("Merger
Sub"),  Matrix Oil & Gas,  Inc.,  a Louisiana  corporation  ("Matrix"),  and the holders of the shares of issued and  outstanding  common  stock of Matrix  ("the
Matrix  Common  Shareholders")  and issued and  outstanding  preferred  stock of
Matrix ("the Matrix  Preferred  Shareholders")  set forth on the signature  page hereto  as of the date  opposite  each  signature  thereon.  The  Matrix  Common
Shareholders  and  the  Matrix  Preferred   Shareholders  will  be  referred  to
collectively as the "Matrix Shareholders."

     WHEREAS, Matrix, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("DGCL") and the Louisiana Business Corporation Law ("LBCL"), will merge with and into Merger Sub (the "Merger");

     WHEREAS, the Matrix Board of Directors and the Matrix Shareholders have determined that the Merger is advisable and is fair to, and in the best interests of, Matrix and its shareholders, and have approved and adopted this Agreement and the transactions contemplated hereby;

     WHEREAS, the Board of Directors of Denbury has determined that the Merger is advisable and is fair to, and in the best interests of, Denbury and its stockholders, and has approved and adopted this Agreement and the transactions contemplated hereby;

     WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization under the provisions of Sections
368(a) of the United  States  Internal  Revenue  Code of 1986,  as amended  (the
"Code"), and it is also intended that the Merger will be accounted for as a purchase;

     NOW,  THEREFORE,  in  consideration  of the  foregoing  and the  respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto agree as follows:


                                    ARTICLE I
                                   THE MERGER

     Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the LBCL, at the Effective Time (as defined in Section 1.03 of this Agreement), Matrix shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of Matrix shall cease and Merger Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     Section 1.02. The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Jenkens & Gilchrist, a Professional Corporation, 1100 Louisiana,
Suite 1800, Houston, Texas, at 9:00 am., local time, on the last to occur of (i)




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the  second  Business  Day  immediately  following  the day on which  all of the covenants  and  conditions  set forth in  Article  VII and  Article  IX shall be fulfilled  or  waived  (other  than  conditions  with  respect  to  actions  the respective parties hereto will take at the Closing),  or (ii) the fifth Business
Day after Denbury's receipt of the Cure Notice (as defined in Section 7.13(b) of this Agreement),  or (b) at such other time, date or place as Denbury and Matrix may agree.  The date on which the Closing occurs is  hereinafter  referred to as the "Closing Date." Promptly after Denbury's receipt of the Cure Notice, each of the  parties  will  give  to the  other  written  notice  of the  covenants  and
conditions  to  the  parties   obligations   to  effect  the  Merger  and  other
transactions  contemplated by this Agreement as set forth in Article VII and IX, which the notifying party believes have been fulfilled or waived.

     Section 1.03. Effective Time. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretaries of State of the States of Delaware and Louisiana, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL and the LBCL (the date and time of the completion of such filing or such later date and time as may be specified in the Certificate of Merger as the effective time of the Merger being the "Effective Time").

     Section 1.04. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL and Section 112 of the LBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Matrix shall vest in the Surviving Corporation, and all debts, obligations, liabilities and duties of Matrix and the Merger Sub shall become the debts, obligations, liabilities and duties of the Surviving Corporation.

     Section 1.05.  Certificate  of  Incorporation.  At the Effective  Time, the
Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving
Corporation until amended as provided therein and under the DGCL.

     Section 1.06. Bylaws. At the Effective Time and without further action on the part of the shareholders of Surviving Corporation, the Bylaws of the Merger
Sub in effect immediately prior to the Effective Time shall thereafter be the Bylaws of the Surviving Corporation until amended as provided therein and under the DGCL.

     Section 1.07. Directors and Officers.  The directors and officers of Merger
Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     Section 1.08. Tax Consequences. It is intended that the Merger shall constitute a tax-free reorganization within the meaning of Sections 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.





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



                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     Section  2.01.  Merger   Consideration;   Conversion  and  Cancellation  of
Securities.  At the  Effective  Time,  by virtue of the Merger and  without  any action on the part of Denbury, Matrix or the Matrix Shareholders:

          (a) Subject to the other provisions of this Article II, each share of common stock, no par value, of Matrix ("Matrix Common Stock") issued and outstanding immediately prior to the Effective Time shall be exchanged for:

               (i) $14.098 or approximately $30,395,288 in the aggregate, to be paid by Denbury or the Merger Sub in cash, provided, however, that $1.1596 per share of Matrix Common Stock shall be held back by Denbury and deposited in escrow pursuant to Section 2.01(d) to secure the indemnity obligations of the Matrix Common Shareholders; and

               (ii) a number of shares of Denbury Common Stock (the  "Conversion
          Ratio"), determined by dividing the Total Stock Pool (as defined below) by 2,156,000, representing the number of issued and outstanding shares of Matrix Common Stock on the Closing Date. "Total Stock Pool" means 5,660,000 shares of Denbury Common Stock, provided, however, that if the Denbury Share Value is less than $11.00, then the Total
          Stock Pool shall be the  lesser  of: (i)  7,782,500  shares of Denbury
          Common Stock, or (ii) the number of shares of Denbury Common Stock determined by dividing $62,260,000 by the Denbury Share Value, and further provided that if the Denbury Share Value is more than $13.00, then the Total Stock Pool shall be the number of shares of Denbury
          Common Stock  determined by dividing  $73,580,000 by the Denbury Share
          Value.

          (b) At the Effective Time, each issued and outstanding share of Series
     A 10%  Cumulative  Redeemable  Preferred  Stock,  no par  value,  of Matrix
     ("Matrix  Preferred  Stock"),  shall be exchanged  for the $10.00 per share
     Stated Value of such Matrix Preferred Stock, which is to be paid by Denbury or the Merger Sub in cash, or $30,819,210 in the aggregate, plus cash dividends payable at the rate of 10% per annum on the Matrix Preferred
     Stock from January 1, 2001 to the Closing Date.

          (c) As a result of their  conversion  pursuant to Sections 2.01(a) and
     (b) all issued and  outstanding  shares of Matrix  Common  Stock and Matrix
     Preferred Stock shall cease to be outstanding and shall automatically be canceled and retired. Each certificate previously evidencing Matrix Common
     Stock  outstanding  immediately  prior to the  Effective  Time  ("Converted
     Matrix Common Stock") shall thereafter represent the right to receive that number of shares of Denbury Common Stock determined pursuant to the Conversion Ratio and the right to receive cash pursuant to Section
     2.01(a)(i) of this Agreement. Each certificate previously evidencing Matrix
     Preferred  Stock  outstanding  immediately  prior  to  the  Effective  Time
     ("Converted Matrix Preferred Stock") shall thereafter represent the right to receive cash pursuant to Section 2.01(b) of this Agreement. The



                                        3


     consideration to be paid pursuant to Sections 2.01(a) and (b) shall be referred to as the "Merger Consideration." At the Effective Time, the holders of certificates previously evidencing Converted Matrix Common Stock and Converted Matrix Preferred Stock shall cease to have any rights with respect to such Converted Matrix Common Stock and Converted Matrix Preferred Stock except the right to receive the Merger Consideration applicable thereto and as otherwise provided herein or by law. Such certificates previously evidencing Converted Matrix Common Stock shall be exchanged for certificates evidencing whole shares of Denbury Common Stock issued in consideration therefor upon the surrender of such certificates to Denbury. No fractional shares of Denbury Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02 of this Agreement.

          (d) In order to secure the indemnification obligations of the Matrix Common Shareholders under Article VIII, and without limiting any other rights that Denbury may have pursuant to this Agreement or otherwise, Denbury shall withhold at the Closing Date from the Merger Consideration payable to the Matrix Common Shareholders pursuant to Section 2.01(a)(i) an aggregate cash amount of $2,500,000, or approximately $1.1596 per share of Matrix Common Stock (the "Holdback"), which amount shall be paid at the Closing to a third party escrow agent reasonably satisfactory to both Denbury and the Matrix Common Shareholders (the "Escrow Agent") pursuant to an escrow agreement in a form reasonably satisfactory to Denbury, the Matrix Common Shareholders, and the Escrow Agent. The Holdback will be held by the Escrow Agent for a period of one (1) year from the Closing Date, plus such additional period as necessary for all claims made by Denbury in accordance with this Agreement during such one-year period to be resolved (the "Holdback Period") in accordance with the terms and conditions of the escrow agreement which shall include the following:

               (i) Denbury may withdraw all or any portion of the Holdback to pay or to provide for the payment of any liability of the Matrix Common Shareholders arising under Section 8.02 upon giving not less than 30 days prior written notice to the Matrix Common Shareholders of such liability and the intent to withdraw all or a portion of the Holdback to apply thereto, unless the Matrix Common Shareholders object to such payment by written notice to Denbury delivered at least 15 days prior to the date proposed for withdrawal of such Holdback;

               (ii) If the Matrix Common Shareholders timely object to a payment out of the Holdback under Section 2.01(d)(i), any dispute shall be resolved by dispute resolution as set forth in Section 11.12. Any funds to which Denbury is entitled as a result of such dispute resolution shall be paid out of the Holdback. The remaining Holdback funds shall remain on deposit with the Escrow Agent and shall be subject to the provisions of Section 2.01(d)(i) until the expiration of the Holdback Period; and

               (iii) The amount, if any, of the Holdback remaining at the expiration of the Holdback Period shall be disbursed to the Matrix Common Shareholders proportionately according to their respective ownership of the Matrix Common Stock immediately prior to the




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



          Effective Time. In addition, Denbury shall pay the Matrix Common Shareholders interest on the amount of the Holdback paid pursuant to the provisions of this Section 2.01(d)(iii) to the Matrix Common
          Shareholders, which interest shall be in an amount equal to the interest earned during the period on such amount held in Escrow.

          The Holdback shall not be considered an advance payment of any amount due to Denbury or as a measure of or limitation on Denbury's damages in case of any breach by the Matrix Common Shareholders of any of their representations, warranties, indemnities, covenants or agreements contained in this Agreement. The provisions of this Section 2.01(d) are in addition to, and not in substitution or replacement of the provisions of Section 7.13(d).

               (iv) For income tax purposes, Denbury shall include in its income any interest earned on the Holdback prior to disbursement to the Matrix Common Shareholders.

          (e) Each share of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall thereafter represent one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and shall not be converted or affected by virtue of the Merger.

     Section 2.02. No Fractional Shares. No certificates or scrip evidencing fractional shares of Denbury Common Stock shall be issued upon the surrender for exchange of certificates, and such fractional share interests shall not entitle the owner thereof to any rights of a stockholder of Denbury. In lieu of any such fractional shares, (i) each holder of a certificate previously evidencing Matrix Common Stock, upon surrender of such certificate for exchange pursuant to this
Article II, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (A) the Closing Price for Denbury Common Stock by (B) the fractional interest of a share of Denbury Common Stock to which such holder would otherwise be entitled (after the exchange into whole shares of the shares of Matrix Common Stock held of record by such holder at the Effective
Time). "Closing Price" means the closing sales price of Denbury Common Stock on the New York Stock Exchange ("NYSE") as reported by the Wall Street Journal on the day preceding the Effective Time.

     Section 2.03. Withholding. Denbury (or any Affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Matrix Common Stock or Converted Matrix Preferred Stock such amounts as Denbury (or any Affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign tax law (including but not limited to the Foreign Investment in Real Property Tax Act) and Denbury agrees to remit to the proper taxing authority such amounts so withheld. To the extent that amounts are so withheld by Denbury, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Matrix Common Stock or Converted Matrix Preferred Stock in respect of which such deduction and withholding was made by Denbury. Without in any way limiting the prior two sentences of this Section 2.03, Denbury (or any Affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement any amounts required to be withheld under Code
Section 1445. Each Matrix Shareholder that is not subject to withholding under Code Section 1445 agrees to provide Denbury, on or prior to the Closing Date, with an affidavit stating, under penalties of perjury, the Matrix Shareholder's United States taxpayer identification number and that such Matrix Shareholder is not a foreign person pursuant to section 1445(b)(2) of the Code.

     Section 2.04. Distributions with Respect to Denbury Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Denbury Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate previously representing shares of Matrix Common Stock, and no Merger Consideration shall be paid to any such holders until the holder of such certificate shall surrender such certificate theretofore representing shares of Matrix Common Stock. Subject to applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificates evidencing whole shares of Denbury Common Stock issued in exchange therefor, without interest, (i) promptly following the surrender of such certificate representing Matrix Common Stock and in addition to the amount of any cash payable with respect to the portion of the Merger Consideration to be paid in cash or for a fractional share of Denbury Common Stock to which such holder is entitled pursuant to Section 2.02 of this Agreement, the amount of dividends or other distributions, if any, with a record date after the Effective Time theretofore paid with respect to such whole shares of Denbury Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to a payment date with respect to such whole shares of Denbury Common Stock.

     Section 2.05. Stock Transfer Books. At the Effective Time, the stock transfer books of Matrix shall be closed and there shall be no further registration of transfers of shares of Matrix Common Stock thereafter on the records of Matrix. If, after the Effective Time, certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article II.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF MATRIX
                       AND THE MATRIX COMMON SHAREHOLDERS

     Matrix and the Matrix Common Shareholders hereby severally represent and warrant to Denbury and Merger Sub that:

     Section 3.01. Organization and Qualification; Subsidiaries. Matrix is a corporation, and each of Matrix's Subsidiaries (as such term is defined in Section 11.02) is a corporation, limited liability company or partnership, duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation or organization, and each of Matrix and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted, and is qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so qualified and in good standing does not have, or could not reasonably be expected to have, a material adverse effect. The term "material" or variations thereof as used in this Agreement to qualify a representation and warranty shall mean, with respect to such representation and warranty, that the effect of a breach thereof is that, or the cause of a representation and warranty being breached is that (i) the value of an asset or the amount of a benefit is or could be diminished by more than $250,000, or is or could be at least $250,000 less than represented, or (ii) a liability or obligation is or could be incurred, or an expenditure is or could be required, in an amount that is more than $250,000, or in an amount that is or could be at least $250,000 more than represented. No representations and warranties shall be deemed to be qualified by the term "material" or variations thereof if as a result of representations and warranties being so qualified the aggregate sum of (i) the amount by which the value of assets or the amount of benefits are or could be diminished or are or could be less than represented, plus (ii) the amount of liabilities or obligations that are or could be incurred, or expenditures that are or could be required, or that are or could be in an amount that is more than represented, exceeds $1,500,000. The term material or variations thereof as used elsewhere in this Agreement, shall have a meaning consistent with the context of its usage.
Section 3.01 of the Disclosure Schedule delivered by Matrix and the Matrix Common Shareholders to Denbury and Merger Sub prior to the execution of this Agreement (the "Matrix Disclosure Schedule") will set forth a true and complete list of all the directly or indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock or other equity interests owned by Matrix or one of its Subsidiaries.

     Section 3.02. Articles of Incorporation and Bylaws. Matrix has furnished and made available to Denbury, and there is attached to Section 3.02 of the Matrix Disclosure Schedule, complete and correct copies of the Articles of Incorporation and the Bylaws or the equivalent organizational documents, in each case as amended or restated through the date hereof, of Matrix and each of its Subsidiaries. Neither Matrix nor any of its Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws (or equivalent organizational documents).

     Section 3.03. Capitalization.

          (a) The authorized capital stock of Matrix consists of 10,000,000 shares of Matrix Common Stock, no par value and 10,000,000 shares of preferred stock, no par value, 4,000,000 of which have been designated the Matrix Preferred Stock. At the date hereof, 2,156,000 shares of Matrix Common Stock were issued and outstanding and held of record by the Matrix Common Shareholders; no shares of Matrix Common Stock were held by Matrix in its treasury; 380,469 shares of Matrix Common Stock were reserved for issuance upon exercise of stock options heretofore granted or available for grant pursuant to the Matrix Oil & Gas Inc. 2000 Long-Term Incentive Plan (the "Matrix Option Plan"), with options to purchase 380,469 shares outstanding as of the date hereof; and 3,081,921 shares of Preferred Stock were issued and outstanding and held of record by the Matrix Preferred Shareholders. No other shares of capital stock of Matrix are issued and outstanding or reserved for issuance or required to be issued for any other purpose. Each of the issued shares of capital stock of each of Matrix and its Subsidiaries is duly authorized, validly issued and fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, Matrix or any of its Subsidiaries subject to) any preemptive or similar rights created by statute, the Articles of Incorporation or Bylaws (or the equivalent organizational documents) of Matrix or any of its Subsidiaries, any agreement to which Matrix or any of its Subsidiaries is a party or is bound or applicable federal or state securities laws. No Matrix Shareholder is entitled to receive any dividend or other distribution in connection with any shares of capital stock of Matrix except for dividends accrued on the Preferred Stock since
January 1, 2001. All issued shares or other equity interests in Matrix's Subsidiaries are owned by Matrix or a Subsidiary of Matrix, free and clear of all security interests, liens, claims, pledges, agreements, limitations on Matrix's or such Subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever.

          (b) No bonds, debentures, notes or other indebtedness of Matrix or its Subsidiaries having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Matrix Voting Debt") are issued or outstanding.

          (c) Except pursuant to the Matrix Option Plan, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Matrix or any of its Subsidiaries is a party relating to the issued or unissued capital stock of Matrix or any of its Subsidiaries or obligating Matrix or any of its Subsidiaries to grant, issue, sell or register under federal or state securities laws any shares of capital stock, Matrix Voting Debt or other equity interests of Matrix or any of its Subsidiaries. Except for the obligation to redeem the Preferred Stock as set forth in the certificate of designations of the Preferred Stock filed with the Louisiana Secretary of State on March 27, 2000, there are no obligations, contingent or otherwise, of Matrix or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of Matrix Common Stock or other capital stock of Matrix or the capital stock of any of its Subsidiaries, or (ii) other than advances to its Subsidiaries in the ordinary course of business, to provide funds to, or to make any investment in (in the form of a loan, capital contribution or otherwise), or to provide any guarantee with respect to the obligations of, any of its Subsidiaries or any other person. Except for its Subsidiaries listed in Section 3.01 of the Matrix Disclosure Schedule, neither Matrix nor any of Subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire, or (z) holds any interest convertible into or exchangeable or exercisable for, the capital stock or any other equity interests of any corporation, partnership, joint venture or other business association or entity. Except for the Incentive Compensation Agreements listed in Section 3.15 of the Matrix Disclosure Schedule, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on, or calculated in accordance with, the revenues or earnings of Matrix or any of its Subsidiaries. Except for the Common Shareholders Agreement by and among Matrix and certain Matrix Shareholders dated as of March 27, 2000, there are no voting trusts, proxies or other agreements or understandings to which Matrix or any of its Subsidiaries is a party or by which Matrix or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of Matrix or any of its Subsidiaries.

          (d) Section 3.03(d) of the Matrix Disclosure Schedule sets forth a complete and correct list as of the date hereof of the number of options to purchase Matrix Common Stock outstanding under Matrix Option Plans, the names and addresses of the holders of each such option and the number of shares of Matrix Common Stock issuable thereunder and the exercise price of each such option.

     Section 3.04. Authority. Each of the Matrix Shareholders has all requisite legal right, power and authority, and Matrix has all requisite corporate power and authority, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Matrix and each Matrix Shareholder that is an entity, and the consummation by Matrix and each Matrix Shareholder that is an entity of the transactions contemplated hereby, have been duly authorized by all necessary corporate or other entity action and proceeding and no other corporate or other entity actions or proceedings on the part of Matrix or any Matrix
Shareholder are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Matrix Shareholders and Matrix and, assuming the due authorization, execution and delivery hereof by Denbury and Merger Sub, constitutes the legal, valid and binding obligation of the Matrix Shareholders and Matrix, enforceable against the Matrix Shareholders and Matrix in accordance with its terms. Notwithstanding anything in this Section
3.04 to the contrary, each Matrix Shareholder makes these representations only with respect to itself or himself, as applicable, and Matrix and not with respect to any other Matrix Shareholder.

     Section 3.05. No Conflict: Required Filings and Consents.

          (a) The execution and delivery of this Agreement by Matrix does not, and the performance by Matrix of its obligations hereunder, including consummation of the transactions contemplated hereby, will not (i) conflict with or violate the Articles of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of Matrix or any of its Subsidiaries, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule or regulation (collectively, "Laws") in effect as of the date of this Agreement or any judgment, order or decree to which Matrix or any of its Subsidiaries is a party or by or to which any of their respective properties are bound or subject or (iii) except as set forth in Section 3.05 of the Matrix Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) or require the approval or consent of or any notice to any third party under, or impair any of Matrix's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Matrix or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, lending agreement, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Matrix or any of its Subsidiaries is a party or by or to which Matrix or any of its Subsidiaries or any of their respective properties, rights in property, or data or information used in the conduct of business, are bound or subject, including but not limited to any Permit or Material Contract or any Matrix Basic Document (as such terms are defined in Sections 3.06, 3.16 and 3.13(b), respectively), but excluding from the foregoing clause (iii) any such conflicts, violations, breaches, defaults, approvals, consents, events, rights of termination, amendment, acceleration or cancellation, payment obligations, or liens or encumbrances that individually or in the aggregate could not reasonably be expected to have a material adverse effect. The Board of Directors of Matrix has and by their execution hereof all of Matrix Shareholders have approved the Merger, this Agreement and the transactions contemplated hereby. To the extent indicated in Section 3.05 of the Matrix Disclosure Schedule, disclosure of any matter in Section 3.05 of the Matrix Disclosure Schedule will not limit the rights of Denbury arising under Sections 3.13, 7.13 and 7.14 below with respect to the matters disclosed.

          (b) Except as set forth in Section 3.05 of the Matrix Disclosure Schedule, the execution and delivery of this Agreement by Matrix does not, and the performance by Matrix of its obligations hereunder, including consummation of the transactions contemplated hereby, will not, require Matrix to obtain any consent, license, permit, waiver, approval, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, federal, state, local or foreign (collectively, "Governmental Entities"), except (i) for (A) applicable requirements, if any, of the Securities Act of 1933, as amended ("Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (B) state securities or blue sky laws ("Blue Sky Laws") (ii) the filing and recordation of appropriate merger documents as required by the DGCL and the LBCL, (iii) applicable requirements of the Louisiana Department of Natural Resources, the Minerals Management Service of the U.S. Department of Interior, and the U.S. Army Corps of Engineers which may be satisfied without prejudice to the Surviving Corporation by notice given subsequent to the Effective Time, and (iv) applicable filing requirements to reflect the transfer of title resulting from the Merger.

     Section 3.06. Permits; Compliance. Except as set forth in Section 3.06 of the Matrix Disclosure Schedule, each of Matrix and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders (including, but not limited to, bonds and commingling authorizations, collectively, the "Permits") necessary to own, lease and operate their properties and to carry on their businesses as they are now being conducted, except where the failure to possess any such Permit could not reasonably be expected to have a material adverse effect. Except as set forth in Section 3.06 of the Matrix Disclosure Schedule, (i) no actions, proceedings, or investigations are pending or, to the knowledge of Matrix, threatened against Matrix or any of its Subsidiaries that could reasonably be expected to result in the loss, revocation, suspension or cancellation of a Permit held by Matrix or a Subsidiary, (ii) neither Matrix nor any of its Subsidiaries is in conflict with, in default under or in violation of (A) any Law applicable to Matrix or any of its Subsidiaries or by which any of their respective properties are bound or subject, or (B) any of the Permits held by Matrix or a Subsidiary except for any such conflicts, defaults or violations that individually or in the aggregate could not reasonably be expected to have a materially adverse effect, (iii) neither Matrix nor any of its Subsidiaries is in conflict with, in default under or in violation of any judgment, order or decree applicable to Matrix or any of its Subsidiaries. Neither Matrix nor any of its Subsidiaries has received from any Governmental Entity any notice with respect to possible conflicts with, defaults under or violations of (i) any Law applicable to Matrix or any of its Subsidiaries or by which any of their respective properties are bound or subject, (ii) any judgment, order or decree applicable to Matrix or any of its Subsidiaries, or (iii) any of the Permits held by Matrix or a Subsidiary of Matrix, that have not been corrected or resolved, except as identified in Section 3.06 of the Matrix Disclosure Schedule.

     Section 3.07. Financial Statements; Undisclosed Liabilities.

          (a) Matrix has heretofore delivered to Denbury (i) a consolidated balance sheet of Matrix and its Subsidiaries for the period ending December 31, 2000, and (ii) and the related consolidated statements of income, shareholders' equity and cash flows for the period ended December 31, 2000, together with related notes and schedules, certified by Arthur Andersen, LLP, whose report thereon is included therewith. Matrix has also delivered to Denbury (i) an unaudited consolidated balance sheet of Matrix and its Subsidiaries as of March 31, 2001, and (ii) unaudited consolidated statements of income, shareholders' equity and cash flows for the three (3) month period ended March 31, 2001. Such audited and unaudited consolidated financial statements (i) are in accordance with the books and records of Matrix and its Subsidiaries in all material respects (with the term "material" being defined for the purposes of this Section 3.07(a) as such term is defined under generally accepted accounting principles, or "GAAP") and were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and (ii) fairly present in all material respects the consolidated financial position of Matrix and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (except, in the case of unaudited consolidated financial statements for interim periods, for the absence of footnotes and subject to adjustments, consisting only of normal, recurring accruals and adjustments, necessary to present fairly such results of operations and cash flows).

          (b) Except as and to the extent set forth on the consolidated balance sheet of Matrix and its Subsidiaries as of December 31, 2000, and except for matters of the type not disclosed in the financial statements of Matrix described in Section 3.07(a) but which are disclosed elsewhere in this Agreement or the Matrix Disclosure Schedule, neither Matrix nor any of its Subsidiaries has any liabilities or obligations, whether accrued, absolute, secured, unsecured, contingent or otherwise that could have a material adverse effect. Since December 31, 2000, neither Matrix nor any of its Subsidiaries has incurred any liabilities except for (i) liabilities or obligations incurred in the ordinary course of business and consistent with past practice, and which are not greater than corresponding liabilities reflected on the consolidated balance sheet of December 31, 2000, and (ii) current liabilities incurred in the course of making those capital expenditures set forth in Section 3.13(c) of the Matrix Disclosure Schedule, or capital expenditures otherwise consented to by Denbury, and
     (iii) professional fees and expenses incurred in connection with or as a result of the Merger which will be paid by Matrix and the Matrix Shareholders as provided in Section 7.05.

     Section 3.08. Absence of Certain Changes or Events. Since December 31, 2000, Matrix and its Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been (a) any material damage, destruction or loss with respect to any assets of Matrix or any of its Subsidiaries whether or not covered by insurance, (b) any change by Matrix or its Subsidiaries in their significant accounting policies, (c) except for dividends by a Subsidiary to Matrix or another Subsidiary, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Matrix Common Stock or Matrix Preferred Stock or the shares of stock of, or other equity interests in, any Subsidiary, or any redemption, purchase or other acquisition of any of Matrix's securities or any of the securities of any Subsidiary, (d) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, performance awards (including, without limitation, the granting of stock appreciation rights or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any of the directors or officers of Matrix or the employees of Matrix or its Subsidiaries as a group, except for increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice, or
(e) any other materially adverse change or effect to the financial condition, results of operations, business, or prospects of Matrix or any Subsidiary, other than as a result of drilling those wells set out in the capital expenditure budget contained in Section 3.13(c) of the Matrix Disclosure Schedule.

     Section 3.09. Absence of Litigation. Except as set forth in Section 3.09, and in the listing of Notifications of Incidents of Non-compliance included in
Section 3.12(b) (the "INCs"), of the Matrix Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of Matrix, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Matrix, threatened against Matrix or any of its Subsidiaries or any properties or rights of Matrix or any of its Subsidiaries, and neither Matrix nor any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Matrix, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and- desist or other orders. Except as set forth on Section 3.09 of the Matrix Disclosure Schedule, Matrix has not incurred and will not incur any liability or obligation in connection with any matter set forth on Section 3.09 of the Matrix Disclosure Schedule that is not covered by insurance or that is in excess of the limits of applicable insurance.

     Section 3.10. Employee Benefit Plans; Labor Matters.

          (a) Section 3.10 of the Matrix Disclosure Schedule describes each Matrix Benefit Plan which either Matrix, any Subsidiary or any other entity that, together with Matrix or such Subsidiary, would be treated as a single employer under Code Section 414 ("ERISA Affiliate") has sponsored, maintained, contributed to, or to which such entities has or has had any obligation or any liability of any nature (whether contingent or otherwise) on or before the date of Closing for the benefit of employees of either Matrix, any Subsidiary or any ERISA Affiliate, or with respect to which Matrix, any Subsidiary or any ERISA Affiliate could reasonably be expected to incur any liability (whether contingent or otherwise).

          With respect to each Matrix  Benefit  Plan, a true and correct copy of
     (i) each Matrix Benefit Plan which has been reduced to writing, (ii) written summaries of all unwritten Matrix Benefit Plans, (iii) each related trust agreement and insurance contract, if any, relating to such Matrix Benefit Plan, (iv) the most recent summary plan description of each Matrix Benefit Plan for which a summary plan description is required, including any modifications communicated to participants, (v) the most recent determination letter issued by the Internal Revenue Service ("IRS") and the full and complete determination letter application and correspondence relating to such determination letter request with respect to any Matrix Benefit Plan that is intended to be qualified under Section 401 of the Code ("Qualified Plans"), (vi) Internal Revenue Service Forms 5500 for each Matrix Benefit Plan for each of the three (3) most recent plan years, (vii) the most recent actuarial report, if any, for each Matrix Benefit Plan,
     (viii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Matrix Benefit Plan, (ix) all reports prepared and distributed within the four (4) years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Matrix Benefit Plan, (x) all notifications to employees of their rights under ERISA ss. 601 et seq. and
     Section 4980B of the Code (commonly referred to as "COBRA"), (xi) all notices that were given by Matrix, any ERISA Affiliate or any Matrix
     Benefit Plan to the IRS or any participant or beneficiary, pursuant to statute, within the four (4) years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Agreement, and (xii) all notices that were given by the IRS or the Department of Labor to Matrix, any ERISA Affiliate or any Matrix Benefit Plan within the four
     (4) years preceding the date of this Agreement, will be described in, or attached to Section 3.10 of the Matrix Disclosure Schedule or delivered to Denbury within a reasonable period of time (not less than thirty (30) days) before the Closing.

          (b) Each of the Matrix Benefit Plans is in compliance (both in form and operation) and has been administered in all respects in accordance with its terms and with all applicable laws, including, but not limited to ERISA and the Code; each of Matrix, and its Subsidiaries and ERISA Affiliate has met its obligations with respect to such Matrix Benefit Plans; and no Matrix Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. Neither Matrix nor any of its Subsidiaries or ERISA Affiliates is contribution or has contributed to a "multi-employer plan," as defined in Section 3(37) of ERISA, and neither Matrix nor any of its Subsidiaries or ERISA Affiliates has any past, present or future obligation or liability to contribute to any multi-employer plan. Neither Matrix nor any of its Subsidiaries or ERISA Affiliates has completely or partially withdrawn from any multi-employer plan with respect to which there is any outstanding liability as of the date of this Agreement. Neither Matrix nor of its Subsidiaries or ERISA Affiliates has, directly or indirectly, any liability (including any contingent liability) to or on account of a Matrix Benefit Plan under Sections 409 or 502 of ERISA or Section 4975 of the Code or pursuant to Title IV of ERISA. As of the date of this Agreement, no condition exists that presents a risk to Matrix or any of its Subsidiaries or ERISA
     Affiliates of incurring such a liability. No proceedings have been instituted to terminate any Matrix Benefit Plan that is subject to Title IV of ERISA and the Pension Benefit Guaranty Corporation is not expected to institute any such proceedings, and no "reportable event," as such term in defined in Section 4043 of ERISA has occurred with respect to any Matrix Benefit Plan.

          (c) The current value of the assets of each of the Matrix Benefit Plans, based upon reasonable actuarial assumptions, if applicable, equals or exceeds the present value of the accrued benefits under each such Matrix

     Benefit Plan and all contributions or other amounts payable by Matrix and any of its Subsidiaries and ERISA Affiliates as of the date of this Agreement with respect to each Matrix Benefit Plan in respect of current or prior plan years has been either paid or accrued on Matrix's (or if applicable, its ERISA Affiliate's) December 31, 2000 balance sheet, or accrued since December 31, 2000. With respect to each Matrix Benefit Plan, there are no pending, or, to the best knowledge of Matrix and any of its Subsidiaries and ERISA Affiliates, threatened or anticipated termination proceedings, investigations, audits, suits or other claims or proceedings
     (other than routine claims for benefits) by, on behalf of, or against (directly or indirectly) any of the Matrix Benefit Plans, Matrix or any of its Subsidiaries or ERISA Affiliates or any trusts related thereto (or with respect to any rights or benefits thereunder).

          (d) There are no collective bargaining or other labor union contracts to which Matrix or any of its Subsidiaries or ERISA Affiliates is a party and no collective bargaining agreement is being negotiated by Matrix or any of its Subsidiaries or ERISA Affiliates. There is no pending or, to the best knowledge of Matrix or any of its Subsidiaries or ERISA Affiliates, threatened labor dispute, strike or work stoppage against Matrix or any of its Subsidiaries or ERISA Affiliates.

          (e) Except as set forth on Section 3.10 of the Matrix Disclosure Schedule, no Matrix Benefit Plan provides retiree medical or other retiree welfare benefits and neither Matrix nor any of its Subsidiaries or ERISA Affiliates is contractually or otherwise obligated, by written or oral representation, promising or guaranteeing any employer payment or funding medical, dental, disability or other welfare benefits upon retirement or termination of employment of employees beyond that legally required, but excluding continuation of health coverage required to be continued under
     Section 4980B of the Code and insurance conversion privileges under state law. There are no unfunded obligations under any Matrix Benefit Plan providing benefits after termination of employment of any employee of Matrix or any of its Subsidiaries or ERISA Affiliates (or to any beneficiary of any such employee), including but not limited to, deferred compensation. No unwritten amendment exists with respect to any Matrix Benefit Plan.

          (f) Neither Matrix nor any of its Subsidiaries or ERISA Affiliates contributes to or has an obligation to contribute to, or has any liability (whether contingent or otherwise) with respect to or concerning an employee benefit plan that is or was subject to Title IV of ERISA or Section 412 of the Code. No Matrix Benefit Plan has been subject to Section 412 of the Code.

          (g) No transaction prohibited by ERISA and no "prohibited transaction" under Code Section 4975 has occurred with respect to any Matrix Benefit Plan. All "fiduciaries," as defined in ERISA Section 3(21), with respect to the Matrix Benefit Plans have complied in all respects with the fiduciary requirements and provisions of ERISA and Code Section 4975. Neither Matrix nor any of its Subsidiaries or ERISA Affiliates has any liability (whether contingent or otherwise) to the IRS or any governmental entity with respect to any Matrix Benefit Plan.

          (h) Except as described on Section 3.10 of the Matrix Disclosure Schedule, each Matrix Benefit Plan provides that it may be amended or terminated at any time. Further, (i) no Matrix Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees prohibits Matrix or any of its Subsidiaries or ERISA Affiliates from amending or terminating any such Matrix Benefit Plan; (ii) no action or omission of Matrix or any of its Subsidiaries or ERISA Affiliates or any director, officer, employee, or agent thereof in any way restricts, impairs or prohibits Denbury or any successor from amending, merging, or terminating any Matrix Benefit Plan in accordance with the express terms of any such plan and applicable law; and
     (iii) each Matrix Benefit Plan can be terminated within thirty (30) days and as of the Closing, without payment of any additional contribution or amount and without creating any unfunded or unaccrued liability or the vesting or acceleration of any benefits promised by such plan, except to the extent full vesting is required under Code Section 411(d)(3) with regard to the termination of any Qualified Plan.

          (i) The Matrix Benefit Plan that is a Qualified Plan has an effective date of January 1, 1997 and shall be terminated effective as of a date that precedes the Closing Date. No event or omission has occurred or circumstances exist that would prevent the receipt of a favorable determination letter from the IRS in response to the submission. No event or omission has occurred that would adversely affect any Qualified Plan's qualification or increase its costs.

          (j) Neither  Matrix nor any of its  Subsidiaries  or ERISA  Affiliates
     has, prior to the Closing Date and in any respect, violated any of the health care continuation requirements of COBRA, the requirements of Family Medical Leave Act of 1993, ("FMLA"), if applicable, the requirements of the Health Insurance Portability and Accountability Act of 1996, the
     requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its employees. Matrix and each of its Subsidiaries and ERISA Affiliates has in all instances in the last thirty-six (36) months reserved the right to provide an administrative fee of two percent (2%) or fifty percent (50%), as applicable under COBRA.

          (k) Neither Matrix nor any of its Subsidiaries or ERISA Affiliates has nor has either singularly or collectively ever had, the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Benefit Plan. "International Benefit Plan" means each Matrix Benefit Plan that has been adopted or maintained by Matrix or any of its Subsidiaries or ERISA Affiliates, whether informally or formally, or with respect to which Matrix and any of its Subsidiaries or ERISA Affiliates will or may have any liability, for the benefit of employees who perform services outside the United States.

          (l) Neither Matrix nor any of its Subsidiaries are or will be required to "gross-up" or otherwise compensate any director, officer, employee or agent of Matrix or any of its Subsidiaries because of the imposition of any excise tax under Code Section 4999 on a payment made or to be made or allowed or which may become due to such person. Except as disclosed in

     Section 3.10 of the Matrix Disclosure Schedule, the consummation of the transaction contemplated under this Agreement will not accelerate or increase any liability under any Matrix Benefit Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder.

          (m) No Matrix Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of
     Section 501(c)(9) of the Code, a "welfare benefit fund" within the meaning of Section 419 of the Code, a "qualified asset account" within the meaning of Section 419A of the Code or a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA. Benefits under each Matrix Benefit Plan which is an employee welfare benefit plan are fully insured by an insurance company unrelated to Matrix and any of its Subsidiaries or ERISA Affiliates. No Matrix Benefit Plan which is an employee welfare benefit plan is a multi-employer plan. Neither Matrix, nor any of its
     Subsidiaries or ERISA Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple-employer plan, or to any plan described in Section 413 of the Code.

          (n) Each Matrix Benefit Plan covers only employees, or their dependants or beneficiaries, of Matrix or its Subsidiaries (or former employees or their dependents or beneficiaries, with respect to service with Matrix and each of its Subsidiaries), so that the transaction contemplated by this Agreement will require no spin-off of assets or other division or transfer of rights with respect to any such plan.

          (o) None of the assets of any Matrix Benefit Plan include any securities issued by Matrix or any of its Subsidiaries or ERISA Affiliates.

          (p) Section 3.10 of the Matrix Disclosure Schedule sets forth a reasonable estimate of Matrix's and each of its Subsidiary's accrued liability for vacation, sickness and disability expenses through and including the Closing Date.

          (q) None of the assets of any Matrix Benefit Plan is or has been invested in any property constituting employer real property or any employer security within the meaning of Section 407(d) of ERISA.

          (r) Full payment has or will prior to the Closing have been made of all amounts which Matrix or any of its Subsidiaries or ERISA Affiliates is directly or indirectly required, under applicable law, the terms of any Matrix Benefit Plan or any agreement relating to any Matrix Benefit Plan to have paid as a contribution, premium or other remittance thereto or benefit thereunder. Matrix and each of its Subsidiaries and ERISA Affiliates has made adequate provisions for reserves or accruals in accordance with U.S. GAAP to meet contribution, benefit or funding obligations arising under applicable law or the terms of any Matrix Benefit Plan or related agreement. There will be no change on or before the date hereof in the operation of any Matrix Benefit Plan or any documents with respect thereto which will result in an increase in the benefit under such plans, except as may be required by law.

          (s) Except as described on Section 3.10 of the Matrix Disclosure Schedule, the transactions contemplated herein do not result in the acceleration of accrual, vesting, funding or payment of any contribution or benefit under any Matrix Benefit Plan.

     Section 3.11. Taxes.

          (a) (i)All returns, refunds, information returns and reports ("Tax Returns") of or with respect to any Tax that are required to be filed on or before the date hereof by or with respect to Matrix or any Subsidiary have been duly and timely filed and all such Tax Returns were, when filed, complete and accurate in all respects, (ii) Taxes that have become due with respect to the period covered by each such Tax Return have been paid, (iii) all withholding Tax requirements imposed on or with respect to Matrix or any Subsidiary have been satisfied in all respects, and (iv) no penalty, interest or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax.

          (b) Except as set forth on Section 3.11(b) of the Matrix Disclosure Schedule, there is no claim against Matrix or any Subsidiary for any amount of Taxes, no assessment, deficiency or adjustment has been asserted, proposed or threatened with respect to any Tax Return of or with respect to Matrix or any Subsidiary.

          (c) The total amounts set up as liabilities for current and deferred Taxes in the December 31, 2000 balance sheet referred to in Section 3.07 of this Agreement or balance sheets subsequently prepared, are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, with respect to Matrix and any of its Subsidiaries up to and through the periods covered thereby.

          (d) Except for statutory liens for current Taxes not yet due, no liens for Taxes exist upon the assets of any of Matrix or any Subsidiary.

          (e) Neither Matrix nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No Tax Returns of Matrix or any Matrix Subsidiary have been or are currently being audited by any applicable taxing authority, and neither Matrix nor any Matrix Subsidiary has received any written notice that such audit is contemplated.

          (f)  Neither  Matrix nor any  Subsidiary  has made an  election  under
     Section 341(f) of the Code.

          (g) Neither Matrix nor any Subsidiary, nor any Matrix Shareholder, has taken, agreed to take or failed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (h) Except as set forth in Section 3.11(h) of the Matrix Disclosure Schedule, neither Matrix nor any of its Subsidiaries (i) has ever been a member of an Affiliated Group (as defined in Section 1504 of the Code) other than a group the common parent of which was Matrix or (ii) has any liability for the Taxes of any person (other than Matrix or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision under state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (i) Except as set forth in Section 3.11(i) of the Matrix Disclosure Schedule, neither Matrix nor any Matrix Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period ending on or prior to the Closing Date as a result of any:

               (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law);

               (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

               (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);

               (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or

               (v) prepaid amount received on or prior to the Closing Date.

          (j) Except for Energy  Capital  Investment  Company  PLC,  none of the
     Matrix  Shareholders  is a  "foreign  person"  as such term is  defined  in
     Section 1445 of the Code.

          (k) Matrix has not been the "distributing corporation" (within the meaning of Code Section 355(c)(2)) within respect to a transaction described in Code Section 355 with the three-year period ending as of the date of this Agreement.

     Section 3.12. Environmental Matters. Matters disclosed on Section 3.12 of the Matrix Disclosure Schedule are for information purposes only. No such disclosure shall be taken into account for the purpose of determining whether or not there has been a breach of any representation or warranty set forth in this
Section 3.12. No such disclosure, and no qualification by the term "material," or the term "knowledge," or the phrase "best of knowledge," or any variations thereof, of any representation or warranty in this Section 3.12, will limit the right of Denbury to declare any circumstance or condition to be an Environmental Defect and to exercise its rights with respect to such Environmental Defect as provided in Sections 7.13 and 7.14 below.

          (a) All of the properties, operations and activities of Matrix and its
     Subsidiaries   comply  in  all  material   respects  with  all   applicable
     Environmental Laws (as defined in Section 11.02).

          (b) Except as identified in Section 3.12(b) of the Matrix Disclosure Schedule, none of Matrix, its Subsidiaries or their properties and operations are subject to any existing, pending or, to the best of their knowledge threatened action, suit, enforcement action, agreed order, notice of violation, investigation, inquiry or proceeding by or before any Governmental Authority or third party under any Environmental Law.

          (c) All material notices, permits, licenses, plans, surveys or similar authorizations or documents, if any, required to be obtained or filed by Matrix or any of its Subsidiaries under any Environmental Law in connection with any aspect of the business of Matrix or its Subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance, solid or hazardous waste, the discharge of wastewaters, or the spilling or release of petroleum or produced fluids, have been duly obtained or filed and will remain valid and in effect after the Merger, and Matrix and its Subsidiaries are in compliance in all material respects with the terms and conditions of all such notices, permits, licenses, plans, surveys, and similar authorizations or documents.

          (d) Matrix and its Subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any Governmental Authority under any Environmental Law, and neither Matrix nor any of its Subsidiaries has received any notice of noncompliance with any such financial responsibility requirements.

          (e) Except as disclosed in those documents identified on Section 3.12(h) of the Matrix Disclosure Schedule, there are no physical or environmental conditions existing on any property of Matrix or any of its Subsidiaries or resulting from Matrix's or any of its Subsidiaries' operations or activities with respect to any of the Matrix Properties, past or present, at any location, that would give rise to any on-site or off-site investigative, notification, reporting, remedial, response, contribution or similar obligations under any Environmental Laws.

          (f) Since the effective date of the relevant requirements and prohibitions of applicable Environmental Laws, all hazardous substances, solid or hazardous wastes or wastewaters or other like materials generated by Matrix or any of its Subsidiaries or used in connection with any of their properties or operations have been stored, treated, discharged, or disposed of by Matrix or any of its Subsidiaries as authorized by and in compliance in all material respects with Environmental Laws, or have to the extent required by Environmental Laws been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at offsite treatment, storage and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes, and with respect to such substances and wastes, such carriers and offsite facilities have been and are operating in compliance with such authorizations, are not subject to any unperformed investigative, notification, reporting, remedial, response, contribution or similar obligations under, and are not the subject of any existing, pending or overtly threatened action, investigation or inquiry by any Governmental Authority or third party in connection with, any Environmental Laws.

          (g) There has been no exposure of any person or property to hazardous substances, solid or hazardous wastes or wastewaters, or any pollutant or contaminant, nor has there been any release or discharge of hazardous substances, solid or hazardous wastes or wastewaters, or any pollutant or contaminant into the environment by Matrix or any of its Subsidiaries in connection with their properties or operations except as authorized by Environmental Laws or in compliance with permits, rules or authorizations issued pursuant to Environmental Laws and except as to releases or discharges that have been remedied in accordance with applicable Environmental Laws.

          (h) Matrix has made available to Denbury and identified on Section 3.12(h) of the Matrix Disclosure Schedule, all internal and external environmental audits and studies on substantial environmental matters in the possession of Matrix relating to any of the current or former properties or operations of Matrix or any of its Subsidiaries.

     Section 3.13. Properties, Title, and Defects.

          (a) Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings herein ascribed to them below:

          "Appurtenant  Rights" with respect to the Matrix Properties shall mean
     (a) all presently existing and valid unitization and pooling declarations, agreements, and/or orders relating to or affecting the Matrix Properties and all rights in the properties covered by the units created thereby; (b) all wells, well and leasehold equipment, improvements, equipments, goods and other personal property located on or used in connection with the Matrix Properties; (c) all presently existing production sales contracts, operating, pooling, unitization and other contracts or agreements which relate to the Matrix Properties; (d) all permits, licenses, easements, rights-of-way, rights of use, and similar agreements pertaining to the Matrix Properties; in each case, insofar and only insofar as such Appurtenant Rights relate to the undivided interests in the Matrix Properties owned by Matrix and each Subsidiary.

          "Consent" means the consents to assign or transfer, including a transfer occasioned by a merger, or any other restriction or limitation on transferability, which arises or is required as a result of the transactions contemplated by this Agreement, as listed on Section 3.05 of the Matrix Disclosure Schedule.

          "Defect" means a Special Defect (as defined in this Section 3.13(a)), a Title Defect (as defined in this Section 3.13(a)), an Environmental Defect (as defined in Section 11.02), and/or a General Defect (as defined in Section 11.02).

          "Defect Properties" means that portion of the Matrix Properties (i) affected by a Title Defect of which Matrix has been given notice by Denbury on or before the Final Notice Date, or (ii) as to which Denbury is otherwise entitled to assert a Defect under Section 7.13(a).

          "Final Cure Date" means ninety (90) days after the Closing Date.

          "Final Notice Date" means July 6, 2001.


          "Good and Defensible Title" means such title to the Matrix Properties that (a) entitles Matrix to receive not less than the Net Revenue Interests for the Units and the Wells set forth in Exhibit B hereto and (b) obligates Matrix to bear not more than the Working Interests for the Units and the Wells set forth in Exhibit B hereto (unless there is a corresponding increase in the Net Revenue Interests) and (c) is free and clear of all liens, defects and encumbrances, except for Permitted Encumbrances.

          "Interests" means the Matrix Properties and the Appurtenant Rights with respect to the Matrix Properties.

          "Lands" means (i) those lands that are covered by the Matrix Properties and (ii) those lands that are within the confines of the Units.

          "Matrix Properties" has the meaning assigned to that term in Section 3.13(b).

          "Net Revenue Interest" means a share, expressed as a decimal, of the oil, gas and other minerals (or the proceeds of sale thereof) produced and saved from or otherwise attributable to the Matrix Properties and the zones, horizons and reservoirs produced therefrom, after the deduction of all royalties, overriding royalties and other burdens on production.

          "Permitted Encumbrances" means (i) lessor's royalties, overriding royalties, division orders and sales contracts covering oil or gas that can be canceled by Matrix or by Denbury after Closing, on thirty (30) days (or less) notice, reversionary interests and similar burdens, forced pooling orders and all existing operating agreements and unit agreements, if the net cumulative effect of such burdens does not operate to reduce Matrix's Net Revenue Interests to less than the Net Revenue Interests set forth in Exhibit B, or increase Matrix's Working Interests to more than the Working Interests set forth in Exhibit B (unless there is a corresponding increase in the Net Revenue Interests); (ii) any and all federal and state regulatory orders and rules to which the Matrix Properties are presently subject; (iii) Preferential Rights to purchase and required Consents to assignments and similar agreements with respect to which (A) waivers or consents have been obtained prior to the Final Notice Date from the appropriate parties, or (B) required notice has been given to the holders of such rights and the appropriate time period for asserting such rights has expired prior to the Final Notice Date without an exercise of such rights; (iv) liens for taxes or assessments not due or not delinquent as of the time of Closing; (v) all routine designations of operator, rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the operation, sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained after such sale or conveyance; (vi) easements, rights-of- way, rights of use, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing or the like; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Matrix Properties to the extent that the same do not materially interfere with the value, use or operation of the Matrix

     Properties; (vii) statutory and conventional liens securing payments to operators, mechanics and materialmen or others, payments of taxes or other claims or payment obligations that are, in each case, not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business and which, if contested, have been previously disclosed in writing to Denbury; (viii) any non-delinquent obligations or duties to any municipality or public authority with respect to any franchise, grant, certificate, license or permit, and all applicable law; (ix) conventional rights of assignment prior to abandonment; (x) title problems either commonly encountered in the oil and gas business or arising under the Matrix Basic Documents, to the extent that such title problems do not materially adversely affect the ownership, operation or value of the Matrix Properties (and recognizing that material title problems may still be the basis of a Title Defect, and to the extent not title problems matters arising under the Matrix Basic Documents may still be the basis for a Special Defect); and (xi) such Title Defects as Denbury has waived or has been deemed to have waived; and (xii) the UBC Credit Facility. The determination of "material" pursuant to this subsection shall be made without reference to the dollar value thresholds provided for in the definition of "material" set forth in Section 3.01 and all uses of the word "material" as a qualification of a representation or warranty in this subsection shall be effective notwithstanding any provision elsewhere in this Agreement (including without limitation Section 8.04) that such qualification be disregarded.

          "Preferential Right" means any preferential right or option to purchase or otherwise to acquire any Matrix Property or any interest therein which arises as a result of the transactions contemplated by this Agreement.

          "Routine Governmental Approvals" means approvals required to be obtained from any governmental or tribal authority that are customarily obtained after consummation of a transaction.

          "Special Defect" means (i) the existence of a contract or agreement burdening an Interest, including but not limited to those identified in any part of Section 3.13 of the Matrix Disclosure Schedule, which a reasonable and prudent purchaser of properties with knowledge of all relevant facts would determine has an adverse effect upon the value of such Interest, after taking into account the benefits afforded by the contract or agreement but excluding (x) any effect which was considered directly or indirectly in determining the Merger Consideration; (y) any effect to the extent it is reflected in the Matrix Financial Statements; (z) any provisions of agreements that are generally used in the oil and gas industry; (ii) any failure to obtain a Consent, (iii) any currently existing default under any of the Matrix Properties or other contracts or agreements relating to the Matrix Properties which has an adverse effect upon the value of the Matrix Properties, and/or (iv) any circumstance or condition, other than a Title Defect or an Environmental Defect, that constitutes a breach of any of the representations and warranties of the Matrix Common Shareholders made in this Section 3.13, or that would have constituted such a breach if any such representation or warranty were not qualified by the word "material," or the word "knowledge," or the term "best of knowledge" or any variations thereof.

          "Title Defect" means any encumbrance, fact, circumstance, occurrence or condition (i) which renders Matrix's title to the Matrix Properties less than Good and Defensible Title,whether or not disclosed in any part of
     Section 3.13 of the Matrix Disclosure Schedule, or (ii) that otherwise constitutes a breach of any representation or warranty of the Matrix Common Shareholders in this Section 3.13 that relates to title of the Matrix Properties, and/or (iii) that would have constituted such a breach if any such representation or warranty were not qualified by the word "material," or the word "knowledge," or the term "best of knowledge" or any variations thereof.

          "UBC Credit Facility" means that certain Credit Agreement by and between Matrix as borrower and Union Bank of California, N.A., as Agent, dated as of March 24, 2000 (the "Credit Facility"), and all loans, notes, promissory notes, mortgages, deeds of trust, financing statements, and other evidences of indebtedness associated with the Credit Facility, including as such Credit Facility and/or evidences of indebtedness shall have been supplemented and/or amended from time to time, which Credit Facility and evidences of indebtedness are identified in Section 3.16 of the Matrix Disclosure Schedule.

          "Units" means those units, and any ownership interests therein, described in either Exhibit B or in Section 3.13(b) of the Matrix Disclosure Schedule attached hereto and incorporated herein by reference for all purposes.

          "Well" or "Wells" means the wells described in Exhibit B attached hereto and incorporated herein by reference for all purposes.

          "Working Interest" means a share, expressed as a decimal, of the costs of exploring, drilling, developing and operating the Matrix Properties and producing oil, gas and other minerals from the zones, horizons and reservoirs therein and thereunder.

          (b) All interests in and to Matrix's oil, gas and/or mineral leases, including, but not limited to, operating rights, record title interests, working interests, overriding royalty interests, and all of Matrix's interests in rights-of-way and other rights-of-use (whether surface, subsurface or subsea), which comprise part of the properties, rights and interests of Matrix and any of its Subsidiaries (the "Matrix Properties") are identified on Exhibit A attached hereto. All unrecorded material contracts, agreements, Unit Agreements, Unit interests, licenses, permits(including, but not limited to, contracts by which the Matrix Properties were acquired), and agreements or arrangements for the sale, gathering, transportation, compression, treating, processing or other marketing of a material volume of production from the Matrix Properties (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) comprising any part of or otherwise relating to the Matrix Properties (such Matrix Properties and such contracts, agreements, licenses, and permits being herein called the "Matrix Basic Documents") are identified in Section 3.13(b) of the Matrix Disclosure Schedule. The Matrix Basic Documents are in full force and effect and constitute valid and binding obligations of the parties thereto. Neither Matrix nor any Subsidiary is in breach or default (and no situation exists which with the passing of time or giving of notice would create such a breach or default) of its obligations under any of the Matrix Basic Documents, and to the best of Matrix's knowledge no breach or default by any third party (or situation which with the passage of time or giving of notice would create such a breach or default) exists, to the extent such breach or default (whether by Matrix, any Subsidiary or such a third party) could materially adversely affect the ownership, operation, value or use of any of the Matrix Properties. Except as set forth in Section 3.13(b) of the Matrix Disclosure Statement, all payments (including, without limitation, all delay rentals, royalties, excess
     royalties,   minimum  royalties,   overriding  royalty  interests,  shut-in
     royalties and valid calls for payment or prepayment under operating agreements) owing under the Matrix Basic Documents have been and are being made (timely and properly, and before the same became delinquent) by Matrix or a Subsidiary in all respects and, to the best of Matrix's knowledge where the non-payment of same by a third party could materially adversely affect the ownership, operation, value or use of a Matrix Property, have been and are being made by such third party in all respects. All conditions necessary to maintain the Matrix Basic Documents in force have been duly performed. Except as set forth in either Exhibit B or in Section 3.13(b) of the Matrix Disclosure Schedule, no non-consent operations exist with respect to any of the Matrix Properties that have resulted or will result in a temporary or permanent increase or decrease in Matrix's Net Revenue Interest or Working Interest in such Matrix Property.

          (c) Neither Matrix nor any Subsidiary has incurred any expenses, or made commitments to make expenditures (capital or otherwise), or to apply revenues from a Well's production in connection with any Matrix Properties (and no other obligations or liabilities have been incurred) with respect to the ownership or operation of Matrix Properties after the date of this Agreement, other than expenses incurred in the normal operation of existing Wells on the Matrix Properties or to continue operations on the drilling, completion or plugging of any Well or any Well operation for which Matrix has consented to participate and is required to continue to participate pursuant to applicable agreements or to conduct emergency operations on any Well, platform, pipeline or other production facility, or as otherwise contained in the budgeted capital expenditures set forth in Section 3.13(c) of the Matrix Disclosure Schedule, unless Denbury is given seven (7) days prior written notice and consents thereto in writing. Subject to the comments set forth at Section 3.13(c) III of the Matrix Disclosure
     Schedule, all expenses payable under the terms of the Matrix Basic Documents have been properly and timely paid except for such expenses as are being currently paid prior to delinquency in the ordinary course of business. Except as set forth in Section 3.13(c) of the Matrix Disclosure Schedule, no proposals calling for expenditures in excess of $100,000 in the aggregate are currently outstanding (whether made by Matrix, any Subsidiary or by any other party) to drill additional wells, or to deepen, plug back, sidetrack, abandon, or rework existing wells, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other operations, other than normal operation of existing wells on Matrix Properties.

          (d) No agreements or arrangements exist for the sale, gathering, transportation, compression, treating, processing or other marketing of a material volume of production from the Matrix Properties (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (i) the agreements set forth in Section 3.13(b) of the Matrix Disclosure Schedule, and (ii) agreements or arrangements that are cancelable on thirty (30) days notice or less without penalty or detriment to Matrix. Any agreements or other arrangements under which Matrix or any Subsidiary is processing, gathering, transporting or otherwise marketing, storing or disposing of any material volume of oil, gas or other minerals, or water or substances associated therewith (whether or not attributable to Matrix Properties), for the account of a third party include terms that represent an arm's length, commercially reasonable trade for Matrix or any Subsidiary. All of the proceeds from the sale of production from Matrix Properties are being properly and timely paid to Matrix by the purchasers of production without suspension or indemnity other than standard, generally accepted division order indemnities.

          (e) Except as set forth in Section 3.13(e) of the Matrix Disclosure Schedule, neither Matrix nor any Subsidiary has received prepayments (including, but not limited to, payments for oil and gas not taken pursuant to "take-or-pay" arrangements) for any oil or gas produced from Matrix Properties as a result of which the obligation does (or may) exist to deliver oil or gas produced from Matrix Properties after the date of this Agreement without then receiving payment (or without then receiving full payment) therefor or to make repayments in cash. For each Matrix Property listed in Section 3.13(e) of the Matrix Disclosure Schedule, such section reflects as to each such Matrix Property (i) the total amount of prepayment received as of the date hereof (and the amount of any recoupment thereof heretofore made), and (ii) whether or not a cash payment can be required in the event recoupment out of production proves to be inadequate. Except as set forth in Section 3.13(e) of the Matrix Disclosure Schedule, there is no Matrix Property with respect to which Matrix, any Subsidiary, and/or their respective predecessors in title, have collectively taken more (referred to herein as "Over-produced") or less (referred to herein as "Under-produced") production from such Matrix Property (or on the Units in which such Matrix Property participates), or any product thereof, than the ownership of Matrix or any Subsidiary and such predecessors in such Matrix Property would entitle Matrix or any Subsidiary and such predecessors (absent any balancing agreement or arrangement) to receive, to the extent such Over-produced or Under-produced position has not, as of the date hereof, been fully made up or otherwise extinguished. For each Matrix Property listed in Section 3.13(e) of the Matrix Disclosure Schedule, such section reflects, on a well-by-well or any other basis as may be dictated by any applicable balancing agreement, (i) whether Matrix or any Subsidiary is in an Over-produced or Under-produced position, (ii) the amount of such Over-production or Under-production, (iii) a description of the written balancing agreement (if any) pertaining to such Matrix Property (or a statement that no such agreement exists) and (iv) a statement as to whether royalties, overriding royalties or other burdens against Matrix's or any Subsidiary's Net Revenue Interest in the affected Matrix Properties were, during the period the subject imbalance accrued, paid based upon receipts or entitlements. Except as set forth in Section 3.13(e) of the Matrix Disclosure Schedule, no pipeline imbalances have arisen and remain outstanding due to the failure of nominations made by Matrix or any Subsidiary to match actual deliveries of production from any one (1) or more Matrix Properties. Except as set forth on Section 3.13(e) of the Matrix Disclosure Schedule, (i) none of the purchasers under any production sales contracts has exercised any economic out provision; (ii) none of the purchasers under any production sales contracts has curtailed its takes of natural gas in violation of such contracts; and (iii) none of the purchasers under any production sales contracts has given notice that it desires to amend the production sales contracts with respect to price or quantity of deliveries under take-or-pay provisions or otherwise.

          (f) To the best of Matrix's knowledge, no delinquent unpaid bills or past due charges exist for any labor and materials incurred by or on behalf of Matrix instant to the exploration, development or operation of the Matrix Properties.

          (g) Except as set forth in Section 3.13(b) of the Matrix Disclosure Schedule, neither Matrix, any Subsidiary nor any Matrix Property is subject to (i) any area of mutual interest agreements or non-compete agreements,
     (ii) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments of any Matrix Property or any interest therein not yet made, or could earn additional assignments of any Matrix
     Property or any interest therein after the date hereof, (iii) any tax partnership, or (iv) any agreement, contract or commitment relating to the disposition or acquisition of the assets of, or any interest in, any third party business entity.

          (h) All severance, production, ad valorem, windfall profit and other similar taxes based on or measured by ownership or operation of, or production from, the Matrix Properties have been, and are being, paid (properly and timely, and before the same become delinquent) by Matrix and each Subsidiary in all respects.

          (i) The ownership and operation of the Matrix Properties has, to the extent that non-conformance could materially adversely affect the ownership, operation, value or use thereof after the date hereof, been conducted in conformity with all applicable laws, and all applicable rules, regulations and orders of all governmental agencies having jurisdiction over the Matrix Properties or Matrix or its Subsidiary.

          (j) Except as set forth in Section 3.13(j) of the Matrix Disclosure Schedule, there are no Preferential Rights or Consents, other than Routine Governmental Approvals, that affect any Matrix Property or Properties and that will be triggered by the Merger.

          (k) Except as set forth in Section 3.13(k) of the Matrix Disclosure Schedule, there exist no agreements or other arrangements under which Matrix or any Subsidiary undertakes to perform gathering, transportation, processing or other marketing services for any third party for a fee or other consideration that is now, or may hereafter be, unrepresentative of commercial rates being received by third parties in comparable, arm's length transactions.

          (l) Exhibit A and/or Exhibit B attached hereto sets forth, for each Matrix Property, and for each currently active oil and/or gas Well drilled thereon, (i) Matrix's Working Interests and Net Revenue Interests and (ii) the allocated value ("Allocated Value") of each Matrix Property, which Allocated Value the parties hereby agree shall be final and conclusive for all purposes where such term is employed in this Agreement. Except as set forth in Section 3.13(l) of the Matrix Disclosure Schedule, Matrix and/or its Subsidiaries hold Good and Defensible Title to the Matrix Properties.

          (m) Matrix has delivered to Denbury a copy of the reserve reports prepared by Netherland, Sewell and Associates dated February 27, 2001, Ryder Scott dated March 8, 2001, and Collarini Engineering, Inc. dated

     January 26, 2001 (the "Reserve Reports") relating to Matrix's oil and gas reserves (the "Oil and Gas Reserves"). Matrix has reviewed the Reserve Reports and has no reason to believe that the Reserve Reports include misleading information or fail to take into account information regarding the matters reported therein to the extent any such misstatement or omission would have a material effect upon the conclusions therein. To the knowledge of Matrix, the estimates of Oil and Gas Reserves in the Reserve Reports were prepared in accordance with standard geological and engineering methods generally accepted in the oil and gas industry. The estimates of the lease operating expenses, production and ad valorem taxes and capital expenditures and related information provided by Matrix to Netherland, Sewell and Associates, Ryder Scott and Collarini Engineering, Inc. for purposes of preparing the Reserve Reports reasonably reflect the historical experience of Matrix, and Matrix has no reason to believe that the estimates will not reflect future lease operating expenses, production and ad valorem taxes, capital expenses or related information. The historical factual information supplied by Matrix to Netherland, Sewell and Associates, Ryder Scott and Collarini Engineering, Inc. in connection with the preparation of the Reserve Reports was, at the time of delivery to such firms, true and complete in all material respects.

          (n) No suit, action or proceeding (including, without limitation, tax environmental demands proceedings) is pending, or to the best of Matrix's knowledge threatened, which might result in material impairment or loss of title to any of the Matrix Properties or the material value thereof. Matrix shall promptly notify Denbury of any such proceedings which may arise or be threatened prior to the Closing hereunder.

          (o) All proceeds from the sale of hydrocarbons produced from the Matrix proportionate share of the Matrix Properties are currently being paid to Matrix, and no portion of such proceeds is currently being held in suspense by any purchaser thereof or any other party by whom proceeds are paid except for immaterial amounts.

     Section 3.14. Real Property. Section 3.14 of the Matrix Disclosure Schedule lists all real property that is owned or leased by Matrix (other than Matrix Properties).

     Section 3.15. Insider Interests; Transactions with Management and Employees. No officer, director, or employee of Matrix or holder of more than five percent (5%) of Matrix Common Stock currently outstanding has any interest in any property, real or personal, tangible or intangible, agreement, arrangement, or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments of salary, bonuses, incentives or other amounts to any such shareholder, officer, director or employee used in or pertaining to the business of Matrix or any Subsidiary, except for the ordinary rights of a shareholder or employee stock option holder and employment agreements, agreements regarding payment of salary, bonuses, incentives or other amounts, agreements regarding severance compensation, or other agreements with employees regarding compensation or other benefits that are contingent upon a change in control, merger or similar transaction affecting Matrix, each of which agreements is described in Section 3.15 of the Matrix Disclosure Schedule. No executive officer, director or shareholder of Matrix or any of its Subsidiaries has engaged in any business dealings with Matrix or any of its Subsidiaries. Except as set forth in Section 3.15 of the Matrix Disclosure Schedule, no executive officer or director of Matrix or any of its Subsidiaries (except in his capacity as such) has any direct or indirect interest in (a) any customer, supplier or agent of Matrix or any of its Subsidiaries, or (b) any person that is a party to any contract or agreement with Matrix or any of its Subsidiaries.

     Section 3.16. Contracts and Agreements. The contracts and agreements listed in Section 3.16 of the Matrix Disclosure Schedule constitute all of the written and oral contracts, commitments, leases, bonds and other agreements (including, without limitation, promissory notes, loan agreements, mortgages, deeds of trust, financing statements, and other evidences of indebtedness) other than Matrix Basic Documents and the UBC Credit Facility, to which Matrix or any of its Subsidiaries is a party or by which any of their properties are bound, with respect to which for each such contract the obligations of, or the benefits to be received by, Matrix or any of its Subsidiaries, individually or in the aggregate, could reasonably be expected to have a value in excess of $250,000 in any consecutive 12-month period (each a "Material Contract"). Neither Matrix nor any of its Subsidiaries, are and, to the best knowledge of Matrix, no other party thereto is, in material default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a material default) under any Material Contract, and neither Matrix nor any of its Subsidiaries have waived any right under any Material Contract. Neither Matrix nor any of its Subsidiaries have received any notice of material default or termination under any Material Contract and neither Matrix nor any of its Subsidiaries has assigned or otherwise transferred any rights under any Material Contract.

     Section 3.17. Vote Required; No Dissenters' Rights. The only votes of the holders of any class or series of Matrix capital stock necessary to approve the Merger and this Agreement are the affirmative votes of the holders of the issued outstanding shares of Matrix Common Stock and the issued and outstanding shares of Matrix Preferred Stock, each voting separately as a class, at a meeting of the holders of the Matrix Common Stock and Matrix Preferred Stock or by written consent in lieu of a meeting, all in accordance with the Articles of Incorporation and Bylaws of Matrix and the LBCL. Each Matrix Shareholder understands and acknowledges that by virtue of the execution of this Agreement and approval of the Merger by the holders of at least eighty percent (80%) of the issued and outstanding Matrix Common Stock and Matrix Preferred Stock pursuant to applicable provisions of the LBCL, dissenters' rights will not be available to the Matrix Shareholders in connection with the Merger.

     Section 3.18. Investment Representations. The following representations and warranties are made by each of the Matrix Common Shareholders as of the date such Matrix Common Shareholder becomes a party to this Agreement and only with respect to himself or itself and not with respect to any other Matrix Common Shareholder.

          (a) Each of the Matrix Common Shareholders, either alone or together with his or its purchaser representative, as defined in Rule 501(h) of Regulation D ("Regulation D") promulgated under the Securities Act, (the "Purchaser Representative"), for the Matrix Common Shareholders has substantial experience in evaluating and investing in private placement transactions so that such Matrix Common Shareholder is capable of evaluating the merits and risks of an investment in Denbury Common Stock. Each of the Matrix Common Shareholders, by reason of such Matrix Common Shareholder's business or financial experience, either alone or with the

     Purchaser Representative, has the capacity to protect such Matrix Common Shareholder's own interests in connection with the acquisition of any Denbury Common Stock. Each Matrix Common Shareholder is an "accredited investor" as defined in Regulation D. Such Shareholder or the Purchaser Representative has received an offering memorandum and a copy of the most recent reports filed by Denbury with the Securities and Exchange Commission (the "SEC") on Forms 10-K, 10-Q and any report on Form 8-K filed since the most recent Form 10-Q. Such Matrix Common Shareholder or the Purchaser Representative is familiar with the business and financial condition, properties and operations of Denbury. Such Matrix Common Shareholder or the Purchaser Representative has also had an opportunity to discuss Denbury's business and financial condition, properties and operations with Denbury's management. Such Matrix Common Shareholder or the Purchaser Representative, has also had an opportunity to ask questions of officers of Matrix, which questions were answered to such Matrix Common Shareholder's satisfaction. Such Matrix Common Shareholder understands that such discussion was intended to describe certain aspects of Denbury's business and financial condition, properties and operations, but was not a thorough or exhaustive description.

          (b) Each Matrix Common Shareholder is acquiring the Denbury Common Stock pursuant to the Merger for his own account, for investment purposes only and not with a view toward resale or redistribution. Each Matrix Common Shareholder understands that any shares of Denbury Common Stock that such Matrix Common Shareholder receives in the Merger will be "restricted securities" under the applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that such Matrix Common Shareholder may dispose of any such shares of Denbury Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption therefrom. Each Matrix Common Shareholder understands that Denbury has no obligation or intention to register any Denbury Common Stock received by such Matrix Common Shareholder as a result of the Merger (other than pursuant to Article VI), or to take action (other than pursuant to Article VI) so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the issuer, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions with a "market maker," and the number of shares being sold not exceeding specified limitations). Accordingly, such Matrix Common Shareholder understands that under the rules promulgated by the SEC, such Matrix Common Shareholder must dispose of any shares of Denbury Common Stock received by such Matrix Common Shareholder in the Merger in transactions which are exempt from registration under the Securities Act. As a consequence of all of the foregoing, such Matrix Common Shareholder understands that such Matrix Common Shareholder must bear the economic risk of any investment pursuant to the Merger in Denbury Common Stock for an indefinite period of time.

          (c) Each of the EnCap Shareholders, Robin R. Mingo, and Erich A. Kraus represents and warrants for itself or himself only, that such Matrix Common




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



     Shareholder was active in the negotiation of the terms of the Merger and understands the terms of the Merger as set forth in this Agreement.

          Section 3.19. Hedging.

          (a) Except as set forth on Section 3.19 to the Matrix Disclosure Schedule, neither Matrix or any of its Subsidiaries have any outstanding obligations for the delivery of gas in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor.

          (b) Except as set forth on Section 3.19 to the Matrix Disclosure Schedule, neither Matrix nor any of its Subsidiaries are a party to any futures, hedge, swap, collar, put, call, floor, cap, option or other contract that is intended to benefit from, relate to, or reduce or eliminate the risk of fluctuations in, the price of commodities, including natural gas.

     Section 3.20. Hart-Scott-Rodino Exception. Matrix has determined in good faith that the aggregate fair market value of the assets of Matrix, its Subsidiaries and each other Person that Matrix controls, as defined in the regulations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") that are not exempt under Section 7A(c)(12) of the HSR Act or 16 C.F.R. Sections 802.3 and 802.4 (the "Non-Exempt Assets") is not in excess of $50,000,000.

     Section 3.21. Insurance. Matrix is, and for the past three (3) years has been, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, to the knowledge of Matrix, are prudent and customary in the business in which Matrix is engaged and are adequate for the claims historically made by or against Matrix; all policies of insurance and fidelity or surety bonds insuring Matrix are in full force and effect; Matrix is in compliance with the terms of such policies and instruments in all material respects; there are no claims by Matrix under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause or similar provision; and no such policies are "claims made" policies.

     Section 3.22. Business Files, Books and Records. The business files, books of account, minute books, stock record books, and other files and records of Matrix and its Subsidiaries, all of which will be made available and to Denbury and Merger Sub for review and copying, are complete and correct and have been maintained with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Matrix and its Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the Matrix Shareholders, the Subsidiary's shareholders, the Board of Directors or any committee of the Board of Directors of Matrix and its Subsidiaries, and no meetings of any such Shareholders, Board of Directors, or committees thereof has been held for which minutes have not been prepared and are not contained in such minute books. The business files of Matrix and its Subsidiaries contain true and complete copies of all relevant documents related to material transactions in which Matrix or any Subsidiary is involved. At the Closing, all of such business files, books and records will be in possession of Matrix.




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



     Section 3.23. Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment of Matrix and its Subsidiaries are structurally sound, in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures and equipment of Matrix and its Subsidiaries are sufficient for the continued conduct of the businesses of Matrix and its Subsidiaries after the Closing in substantially the same manner as conducted prior to the Closing.

     Section 3.24. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transaction contemplated by this Agreement based on any arrangements made by or on behalf of Matrix or the Matrix Shareholders.

     Section 3.25. Disclosure. No representation or warranty in this Article III contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

     Section 3.26. Limited Partnership Roll-Ups.  Except as set forth in Section
3.26 of the Matrix Disclosure Schedule, the (i) redemption by Matrix of the limited partnership interests in the Matrix Energy-E Limited Partnership, (ii) issuance by Matrix of Matrix Preferred Stock in consideration of the assignment by the EnCap Shareholders of their respective limited partnership interests in Matrix Northstar L.P., and (iii) the liquidation and termination of Matrix Energy-E Limited Partnership, Matrix Northstar L.P. and Matrix Energy-T Limited Partnership, (a) were done in accordance with, and did not violate any provisions of, all organizational documents and contracts, agreements and understandings affecting, or by and among, any of the entities involved or their partners or owners, or the assets and liabilities owned by those entities, (b) were done in compliance with all applicable securities laws, (c) have not to the knowledge of Matrix or the Matrix Common Shareholders given rise to any claim or right of which they are aware that any of the parties involved in such transactions have asserted any claim, or are complaining or objecting to any aspect of such transactions, and (d) have resulted in Matrix acquiring the properties formerly owned by the three above-referenced limited partnerships without any claim or outstanding lien of any former owner of the limited partnerships or any creditors thereof.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF DENBURY
                                 AND MERGER SUB

     Denbury and Merger Sub hereby jointly and severally represent and warrant to Matrix and Matrix Shareholders as follows:

     Section 4.01. Organization and Authority of Denbury and Merger Sub. Each of Denbury and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted, and is qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so qualified and in good standing does not have, or could not reasonably be expected to have, a material adverse effect.

     Section 4.02. Certificate of Incorporation and Bylaws. Denbury has made available to Matrix complete and correct copies of the Certificates of Incorporation and the Bylaws, each as amended or restated to the date hereof, of Denbury and Merger Sub. Neither Denbury nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

     Section 4.03. Capitalization. The authorized capital stock of Denbury consists of (i) 100,000,000 shares of Denbury Common Stock, and (ii) 25,000,000 shares of preferred stock, par value $.001 per share. As of the close of business on April 30, 2001, (i) 46,100,078 shares of Denbury Common Stock were issued and outstanding, (ii) no shares of preferred stock were issued and outstanding and (iii) 4,416,859 shares of Denbury Common Stock were reserved for future issuance pursuant to stock options that may be issued under Denbury's Stock Option Plan, with an additional 600,000 shares reserved for issuance under such plan, which was approved by Denbury's Shareholders at the Annual Meeting of Shareholders held on May 23, 2001.

     Section 4.04. Authority. Denbury and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Denbury and Merger Sub and the consummation by each of Denbury and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action or proceeding on the part of each of Denbury and Merger Sub and no other corporate proceedings on the part of Denbury or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the filing of the Certificate of Merger as contemplated by Section 1.03). This Agreement has been duly executed and delivered by each of Denbury and Merger Sub and, assuming due authorization, execution and delivery hereof by Matrix and the Matrix Shareholders, constitutes the legal, valid and binding obligation of each of Denbury and Merger Sub, enforceable against each in accordance with its terms.

     Section 4.05. No Conflict. Assuming compliance with the notification requirements of the HSR Act, if any, and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.06, the execution, delivery and performance of this Agreement by each of Denbury and Merger Sub do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or Bylaws of either Denbury or Merger Sub, (b) conflict with or violate any Laws or any judgment, order or decree applicable to Denbury or Merger Sub or by which any property or asset of either of them is bound, or (c) conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or lapse or time, or both, would become a default) under, require any approval or consent under, or give to others any rights of acceleration, termination, amendment or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of Denbury or Merger Sub pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or obligation to which Denbury or Merger Sub, respectively, is a party or by which any of such assets or properties are bound or affected, but excluding from (c) above circumstances that would not result in a material adverse effect and the consent of Bank of America provided for in Section 9.01(g).

     Section 4.06. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by each of Denbury and Merger Sub and the consummation of the transactions contemplated hereby do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Entities, except the filing of the Certificate of Merger as contemplated by Section 1.03 and as contemplated by
Section 3.05(b).

     Section 4.07. Litigation. Except as disclosed in the Denbury SEC Reports (as defined in Section 4.10(a)) there is no material (as such term is determined under Item 103 of Regulation S-K promulgated by the SEC) action pending or, to the knowledge of Denbury, threatened against Denbury, Merger Sub or any properties or assets of Denbury or Merger Sub.

     Section 4.08. Absence of Certain Changes or Events. Since March 31, 2001, there has not been any event or change in Denbury's business outside of the ordinary course of business that has had a material adverse effect on Denbury or the Merger Sub.

     Section 4.09. Operations of Merger Sub. Merger Sub is a direct, wholly-owned subsidiary of Denbury formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities (or conducted any operations) of any kind, entered into any agreement or arrangement with any Person or entity, or incurred, directly or indirectly, any material liabilities or obligations, in each case except in connection with its incorporation, the negotiation of this Agreement, the Merger or the transactions contemplated hereby.

     Section 4.10. SEC Filings; Financial Statements.

          (a) Denbury has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1998 through the date hereof (collectively, the "Denbury SEC Reports"). As of the respective dates they were filed, (i) the Denbury SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Denbury SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (b) The audited consolidated financial statements and unaudited financial statements of Denbury included in the Denbury SEC Reports have been prepared in accordance with GAAP applied on a consistent basis, comply as to form in all material respects with the applicable accounting rules and regulations promulgated by the SEC and fairly present the financial position of Denbury and its consolidated subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal audit adjustments and the omission of footnotes).

          (c) Neither Denbury nor any subsidiary of Denbury has any liabilities of a nature or character required to be disclosed in a Denbury SEC report or included in the financial statements of Denbury or included in the Denbury SEC Reports that are not so disclosed or included, except for liabilities and obligations incurred since March 31, 2001 in the ordinary course of business consistent with past practice.

     Section 4.11. Authorization and Issuance of Denbury Common Stock. The authorization, issuance, sale and delivery of Denbury Common Stock pursuant to this Agreement has been duly authorized by all requisite corporate action on the part of Denbury, and when issued, sold and delivered in accordance with this Agreement, the Denbury Common Stock will be validly issued and outstanding, fully paid and nonassessable, free of any encumbrances created by Denbury (other than pursuant to applicable securities laws), and not subject to preemptive or similar rights created by statute, Denbury's Certificate of Incorporation or Bylaws or any agreement to which Denbury is a party or by which Denbury is bound.

     Section 4.12. Brokers. Except for Credit Suisse First Boston, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Denbury. Pursuant to Denbury's arrangement with Credit Suisse First Boston, no party other than Denbury, including Matrix or the Matrix Shareholders, is responsible for payment of the fee to Credit Suisse First Boston; provided, however, that nothing in this Section 4.12 is intended to or shall confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Section 4.12.

     Section 4.13. Tax Matters. Neither Denbury nor Merger Sub has taken, agreed to take, or failed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                    ARTICLE V
                                    COVENANTS

     Section 5.01. Affirmative Covenants of Matrix. Matrix hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Denbury, Matrix will and will cause each of its Subsidiaries to:

          (a) operate its business in the usual and ordinary course consistent with its customary business practices;

          (b) use reasonable efforts consistent with its customary business practices to preserve intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers;

          (c) use reasonable efforts to maintain and keep its properties and assets in as good a repair and condition as at present, ordinary wear and tear excepted, and to maintain supplies and inventories in quantities consistent with its customary business practices;

          (d) exercise due diligence, consistent with its customary business practices, in safeguarding and maintaining as secure and confidential all geological and geophysical maps, confidential reports and all other confidential data in its possession relating in any way to the Matrix Properties;

          (e) use reasonable efforts to cause the Matrix Properties to be operated in compliance, in all material respects, with all applicable laws, rules, regulations, permits and approvals, and in a reasonably prudent manner in accordance with good oil field practices;

          (f) use reasonable efforts consistent with its customary business practices to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

          (g) promptly notify Denbury of (i) any material adverse change in the condition (financial or otherwise), of the business, properties, assets, liabilities or prospects of Matrix or its Subsidiaries or in the operation of the business or the properties of Matrix or its Subsidiaries; (ii) any litigation or governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), other than any investigation or inquiry made in the ordinary course of business, involving Matrix or any of its Subsidiaries; (iii) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would likely cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect when made or at any time from the date of this Agreement to the Effective Time; (iv) any failure of Matrix to comply in any respect with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; or (v) any other event that could reasonably be expected to result in a material adverse effect to Matrix; provided, however, that no such notification shall affect the representations and warranties of Matrix or the Matrix Common Shareholders or the conditions to the obligations of the parties hereunder;

          (h) (i) file all Tax Returns required to be filed on or before the Closing Date by or with respect to Matrix or any of its Subsidiaries; (ii) include in each such Tax Return all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return;
     (iii) timely pay in full all Taxes that become due pursuant to such Tax Returns; and (iv) satisfy all withholding requirements imposed on or with respect to Matrix;

          (i) provide Denbury with a true and correct copy of all monthly financial statements of Matrix prepared for internal use by Matrix's management within 30 days after the end of the month for which the statements are prepared;

          (j) to the extent legally and contractually authorized to do so, give Denbury and its attorneys and other representatives access at all reasonable times to Matrix Properties and to Matrix's records (including, without limitation, title files, division order files, Well files, production records, equipment inventories, severance and ad valorem tax records) pertaining to the ownership and/or operation of Matrix Properties;

          (k) to the extent third parties operate Matrix Properties, take such steps as would a prudent non-operator to cause the operator to (i) continue the routine operation of Matrix Properties in the ordinary course of business and as would a prudent operator, (ii) operate Matrix Properties in conformity (in all material respects) with all Matrix Basic Documents and all applicable rules, regulations and orders of all Governmental Authorities having jurisdiction, and (iii) maintain the machinery, improvements, equipment and other personal property and fixtures forming a part of Matrix Properties in at least as good of a condition as they are on the date of this Agreement; where Matrix is the operator of a Matrix Property, Matrix will (unless removed without its consent) remain the operator of such Matrix Property;

          (l) use reasonable efforts consistent with past business practices to cause all expenses (including, without limitation, all bills for labor, materials and supplies used or furnished for use in connection with Matrix Properties and all ad valorem, severance, production and similar taxes) and liabilities relating to the ownership or operation of the Matrix Properties to be paid and discharged in the ordinary course of business; and

          (m) request, from the appropriate parties (and in accordance with the documents creating such rights and/or requirements), all material Consents relating to any Matrix Property and waivers of Preferential Rights relating to any Matrix Property.

     Section 5.02. Affirmative Covenants of Denbury. Denbury hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Matrix, Denbury will promptly notify Matrix of (i) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would likely cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect when made or at any time from the date of this Agreement to the Effective Time; or (ii) any litigation or governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), other than any investigation or inquiry made in the ordinary course of business, involving Denbury or any of its Subsidiaries; or
(iii) any failure of Denbury to comply in any respect with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations and warranties of Denbury or the conditions to the obligations of the parties hereunder.

     Section 5.03. Negative Covenants of Matrix. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Denbury, from the date of this Agreement until the Effective Time, Matrix shall not, and the Matrix Shareholders shall not, in their capacity as shareholders, consent or grant approval for Matrix to, do any of the following:

          (a) (i) increase the compensation payable to or to become payable to any director; (ii) increase the compensation payable or pay bonuses to officers or employees of Matrix other than in the ordinary course of business and consistent with past practices; (iii) grant any severance or termination pay (other than pursuant to agreements or arrangements in effect on the date hereof) or enter into any employment or severance agreement with, any director, officer or employee; (iv) establish, adopt or enter into any employee benefit plan or arrangement; (v) make any loans to any stockholders, officers, directors or employees or make any change in its borrowing arrangements; or (vi) amend, or take any other actions (including, without limitation, the waiving of performance criteria or the adjustment of awards or any other actions permitted upon a "change in control" (as defined in the respective plans) of Matrix or a filing under
     Section 13(d) or 14(d) of the Exchange Act with respect to Matrix) with respect to any of Matrix Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(a) of this Agreement;

          (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock or other equity interests;

          (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations, (ii) effect any reorganization or recapitalization of Matrix, or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

          (d) issue (whether upon original issue or out of treasury), sell, grant, award, deliver or limit the voting rights of any shares of any class of its capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except for the issuance of shares upon the exercise of outstanding stock options or warrants in accordance with their terms);

          (e) except as set forth in Section 5.03(n), acquire or agree to acquire (whether pursuant to a definitive agreement, a non-binding letter of intent or otherwise), by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of ("Transfer"), or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or any assets of any of its subsidiaries, except for Transfers of assets in the ordinary course of business and consistent with past practice;

          (g) adopt or propose to adopt any amendments to its Articles of Incorporation or its Bylaws;

          (h) (i) change any of its significant accounting policies; (ii) make or rescind any express or deemed election relating to Taxes; (iii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; or (iv) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 2000 except, in the case of clauses (i) through (iv) as may be required by Law or generally accepted accounting principles;

          (i) enter into any hedges or fixed price commodity sales agreements;

          (j) incur, assume, guarantee or prepay any indebtedness for borrowed money, other than Matrix's existing credit facility in the ordinary course of business; provided that any such incurrence, assumption, guarantee or prepayment that exceeds, individually or in the aggregate, $250,000 shall be deemed to not be in the ordinary course of business;

          (k) take or permit any action, or fail to take any action, that could prevent the Merger from qualifying as a tax-free reorganization under
     Section 368(a) of the Code, and Matrix will use its best efforts to prevent any of its officers or directors from taking or permitting any such action;

          (l) take or permit any action, or fail to take any action, that could adversely affect or delay the ability of either Matrix or Denbury to obtain any necessary approvals of any Governmental Entities required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement;

          (m) waive, compromise or settle any material right or claim if such waiver, compromise or settlement would adversely affect the value, use, ownership or operation of Matrix Properties;

          (n) sell, lease, farm-out, transfer or abandon any portion of the Matrix Properties other than (i) items of materials, supplies, machinery, equipment, improvements or other personal property or fixtures forming a part of the Matrix Properties (and then only if the same is replaced with an item of equal suitability and value free of liens and security interests, which replacement item will then, for the purposes of this Agreement, become part of the Matrix Properties) or (ii) production of oil, gas and/or other minerals, or the products therefrom, in the ordinary course of business under arrangements that do not cause the representations and warranties set forth elsewhere herein to be untrue; or, without Denbury's consent, release, permit to terminate, modify or reduce its rights under any oil, gas and/or mineral lease forming a material part of the Matrix Properties, or any other material Matrix Basic Documents, or enter into any new agreements which would be included in Matrix Basic Documents;

          (o) take materially more of the oil or gas produced from the wells located on any Matrix Property (or on units in which such properties participate) than their ownership of such Matrix Property would entitle them (absent any oil or gas balancing agreement or arrangement) to take;

          (p) make any expenditure, whether capital or other, of more than $100,000, other than (i) those set forth in Section 3.13(c) of the Matrix

     Disclosure Schedule hereto regarding the Matrix Properties, (ii) as may be required to continue operations on the drilling, completion or plugging of any well or any well operation for which Matrix has consented to participate and is required to continue to participate pursuant to applicable agreements or (iii) to conduct emergency operations on any well, platform, pipeline or other production facility;

          (q) fail to consent to any operations involving the Matrix Properties that are operated by third parties;

          (r) take or fail to take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Section 9.01 not being satisfied. Matrix promptly shall advise Denbury orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a material adverse effect on Matrix; and

          (s) agree in writing or otherwise to do any of the foregoing.

     Section 5.04. Negative Covenants of Denbury and Merger Sub. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Matrix, from the date of this Agreement until the Effective Time, neither Denbury nor Merger Sub shall do any of the following:

          (a) propose to adopt any amendments to its Certificate of Incorporation or its Bylaws that could reasonably be expected to delay or have an adverse effect on the consummation of the transactions contemplated by this Agreement or would otherwise be inconsistent in any material respect with the terms and conditions of this Agreement or the other agreements or transactions contemplated hereby (it being understood that this clause (a) shall not in any respect limit the right and power of Denbury to amend its Certificate of Incorporation to increase the authorized number of shares of any class of capital stock of Denbury);

          (b) change any of its significant accounting policies except as may be required by Law or generally accepted accounting principles;

          (c) take or permit any action, or fail to take any action, that could adversely affect or delay the ability of either Matrix or Denbury to obtain any necessary approvals of any Governmental Entities required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement;

          (d) except as contemplated by this Agreement, issue (whether upon original issue or out of treasury), sell, grant, award, deliver or limit the voting rights of any shares of any class of its capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except for the issuance of shares upon the exercise of outstanding awards, stock options or warrants in accordance with their terms), or amend or otherwise modify in any material respect the terms of such rights, warrants and options; provided, however, that Denbury may issue shares of its common stock or options to purchase shares of its common stock, as applicable, to

     (i) employees pursuant to the Denbury Employee Stock Purchase Plan, (ii) participants in the Denbury Stock Option Plan and (iii) directors pursuant to the Denbury Director Compensation Plan, or any other employee or director compensation plan, in accordance with the respective terms of each of the foregoing plans or any other employee or director compensation plan;

          (e) take or fail to take any action that would, or that reasonably could be expected to, result in any of the representations and warranties of Denbury set forth in this Agreement becoming untrue or any of the conditions to the merger set forth in Section 9.02 not being satisfied. Denbury shall promptly advise the Matrix shareholders orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a material adverse effect on Denbury or the Merger Sub; and

          (f) agree in writing or otherwise to do any of the foregoing.

     Section 5.05. Access and Information.

          (a) Matrix shall provide to Denbury and Denbury's officers, employees, accountants and other agents and representatives (collectively "Representatives"), reasonable access to Matrix's facilities, business files, books and records, and the right to make and retain copies thereof, and shall cause the Representatives of Matrix to cooperate fully with Denbury and the Representatives of Denbury in connection with a due diligence investigation of Matrix and Matrix's assets, properties, contracts, liabilities, operations, records and all other aspects of its business, which Denbury shall have the right to perform subsequent to the date of this Agreement and prior to the Closing Date, and which shall include but not be limited to, surface and subsurface investigation and testings for conditions that could cause a breach of the representations and warranties set out in Section 3.13 of this Agreement. In connection with Denbury's environmental due diligence (the "Environmental Review"), Denbury shall furnish Matrix with an outline of the proposed scope of the Environmental Review, including the locations of such activities, provided that the Environmental Review may commence at agreed locations prior to Denbury providing such outline for all locations. Matrix may have a representative present to observe activities conducted on Matrix Properties as part of the Environmental Review. The cost and expense of the Environmental Review shall be borne solely by Denbury. No person, other than the environmental consultant retained by Denbury and Denbury's employees may conduct the Environmental Review. Denbury agrees to conduct its Environmental Review in a manner so as not to unduly interfere with the business operations of Matrix and in compliance with all applicable Laws, and shall exercise due care with respect to the Matrix properties and their condition, provided that Denbury shall be afforded reasonable opportunity to complete its Environmental Review prior to the Final Notice Date. Denbury shall maintain and shall cause its officers, directors, employees, agents, representatives and advisors to maintain all information obtained pursuant to the Environmental Review strictly confidential and shall not disclose the same to any third party (other than in connection with the provisions of Section 11.12) without the prior written consent of Matrix, except to the extent required by applicable Law. At Matrix's request,

     Denbury shall provide Matrix with copies of any final reports prepared and analytical test results received by Denbury promptly following Denbury's receipt of the same.

          (b) Denbury shall provide to Matrix and Matrix's representatives reasonable access to Denbury's facilities, business files, books and records, and the right to make and retain copies thereof, and shall cause the Representatives of Denbury to cooperate fully with Matrix and the Representatives of Matrix in connection with a due diligence investigation of Denbury and Denbury's assets, properties, contracts, liabilities, operations, records and all other aspects of its business, which Matrix shall have the right to perform subsequent to the date of this Agreement and prior to the Closing Date.

          (c) No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties that are contained herein and each such representation and warranty shall survive such investigation.

     Section 5.06. Matrix Shareholder Meeting. Matrix and the Matrix Shareholders will take all action necessary in accordance with the LBCL and Matrix's Articles of Incorporation and Bylaws, to submit this Agreement and the Merger for approval by the Matrix Shareholders as promptly as practicable after the date hereof, and will take all reasonable action to solicit such approval; provided, however, that Denbury shall be provided an opportunity to present to the shareholders a reasonable amount of time prior to such meeting such information about Denbury and the Merger that Denbury in its sole discretion deems necessary or appropriate to ensure that the transactions contemplated herein comply with the Securities Act and applicable state securities laws; provided, however, that Matrix shall have a reasonable amount of time prior to the delivery of such materials to review them. The EnCap Shareholders, Robin R. Mingo, and Erich A. Kraus agree to vote their shares of Matrix Common Stock and Matrix Preferred Stock, if any, in favor of the Merger.

     Section 5.07. Further Assurances. At the Closing and thereafter as may be required, Denbury and the Merger Sub, on the one hand, and Matrix and the Matrix Shareholders on the other hand, shall timely execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, and take such other action as reasonably may be necessary or advisable, to evidence and effectuate the transfer of titles hereunder (including, but not limited to, the execution and delivery of instruments which may be required to effectively transfer any interests owned by Matrix in any state, federal or Indian oil and gas leases), and to carry out their respective obligations under this Agreement and under any documents, certificate or other instrument delivered pursuant hereto.

                                   ARTICLE VI
                   REGISTRATION RIGHTS OF MATRIX SHAREHOLDERS

     Section 6.01. Piggyback Registration.

          (a) Request for Registration. If during the period ending two (2) years after the Effective Time (but without any obligation to do so), Denbury proposes to file a registration statement under the Securities Act with respect to an offering by Denbury for its own account or for the account of any holders of Denbury Common Stock (other than (i) a registration statement on Form S-4 or S-8, or any substitute form that is adopted by SEC; (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to Denbury's existing security holders, or (iii) a registration statement on Form S-3 filed pursuant to a demand by any limited partnership, limited liability company or other investment fund managed directly or indirectly by the principals of TPG Advisors, Inc., or TPG Advisors II, Inc. (the "TPG Shareholders"), both Delaware corporations, (a "Piggyback Registration")), and the form of registration statement to be used permits the registration of Registrable Securities, as defined below, then Denbury shall give written notice of such proposed filing to the Matrix Shareholders who acquired Denbury Common Stock pursuant to this Agreement and any Denbury Common Stock issued with respect to such Denbury Common Stock as soon as practicable (but not less than twenty (20) days before the anticipated effective date), and such notice shall offer such Matrix Shareholders the opportunity to register their Registrable Securities as each such Matrix Shareholder may request in writing within ten (10) days after the date such notice is received by such Matrix Shareholder from Denbury. As used in this Article VI, the term "Registrable Securities" shall mean Denbury Common Stock at the Effective Time beneficially owned by any Matrix Shareholder, including any stock or other securities into which or for which such Denbury Common Stock may hereafter be changed, converted or exchanged and any other stock or securities issued to the holders of such Denbury Common Stock (or such stock or other securities into which or for which such stock is so changed, converted or exchanged) upon any reclassification, combination, subdivision, dividend, distribution on shares, exchange, merger, consolidation or similar transaction or event. Subject to Section 6.01(b), Denbury shall cause the managing underwriter of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of Denbury or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. If any of a Matrix Shareholder's Registrable Securities are accepted for inclusion in a Piggyback Registration, such Matrix Shareholder shall be required to be a party to the underwriting agreement to which Denbury is a party. Any Matrix Shareholder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 6.01(a) by giving written notice to Denbury of such withdrawal no later than five (5) days prior to the anticipated effective date. Denbury may withdraw a Piggyback Registration at any time prior to the time it becomes effective, provided that Denbury shall give prompt notice of such withdrawal to the Matrix Shareholders holding such Registrable Securities requested to be included in such Piggyback Registration.

          (b) Reduction of Offering. If the managing underwriter of an underwritten offering with respect to which Piggyback Registration has been requested as provided in Section 6.01(a) shall have informed Denbury, in writing, that in the opinion of such underwriter the total number of shares which Denbury, holders of Registrable Securities and any other persons participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering (including without limitation any material decrease in the proposed public offering price), then the number of shares to be offered for the account of persons other than Denbury shall be reduced or limited (to zero if necessary). In making such reductions, Denbury will include in such underwritten offering: (i) first, all securities Denbury proposes to sell,
     (ii) second, all securities requested to be included in the offering by TPG Parallel I, L.P. and TPG Partners, L.P., in accordance with the Registration Rights Agreement dated as of April 21, 1999 ("Registration Rights Agreement") by and among Denbury and certain of the TPG Shareholders, (iii) third, to the extent not inconsistent with the Registration Rights Agreement, the Registrable Securities owned by the Matrix Shareholders requested to be included in the offering and Denbury
     Common Stock owned by holders thereof who have registration rights in respect thereof pari passu with the registration rights granted hereby, including the Denbury Common Stock held by TPG Investors II, L.P., TPG Parallel II, L.P. and TPG Partners II, L.P., and (iv) fourth, all other securities of Denbury with respect to which registration rights have been granted that are inferior to those of the TPG Shareholders and the Matrix Shareholders. To the extent the managing underwriter's opinion provides that additional shares, but not all of the shares requested by the Matrix Shareholders and other persons who hold registration rights pari passu to those of the Matrix Shareholders, including TPG Investors II, L.P., TPG Parallel II, L.P. and TPG Partners II, L.P., may be included in the offering, the number of Registrable Securities of the Matrix Shareholders shall be reduced pro rata in proportion to the respective number of shares requested to be registered by each such Matrix Shareholder and by any other persons having equal registration rights, to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares recommended by such managing underwriter.

          (c) Limitation on Piggyback  Right.  Notwithstanding  anything in this
     Article VI to the contrary, the EnCap Shareholders and Robin R. Mingo agree not to effect any public sale or distribution of Denbury Common Stock during the seven (7) days prior to, and during the 90-day period beginning on the effective date of any registration statement or other qualified document filed with respect to an offering of Denbury Common Stock by the TPG Shareholders, except for sales or distributions as part of an offering made by the Matrix Shareholders in accordance with this Article VI.

     Section 6.02. Registration Procedures.

     In connection with the obligations of Denbury to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Article VI, Denbury shall use its reasonable business efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection therewith Denbury shall:

          (a) prepare and file with the SEC a registration statement on the appropriate form under the Securities Act, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its reasonable business efforts to cause such registration statement to become effective and remain effective in accordance with the provisions of this Agreement;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement or to applicable anti-fraud provisions;

          (c) use its reasonable business efforts to register and qualify the securities covered by such registration statement under such other applicable securities or Blue Sky Laws, provided that Denbury shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless Denbury is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (d) cause the Registrable Securities covered by a registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Denbury to enable the Holders to consummate the disposition of such Registrable Securities;

          (e) furnish to the Matrix Shareholders participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Matrix Shareholders or underwriters may reasonably request in order to facilitate the public offering of such securities;

          (f) use its reasonable business efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued use its reasonable business efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest practicable moment;

          (g) cause the shares of Common Stock included in a registration statement to be listed on the NYSE or such other securities exchange on which similar securities issued by Denbury are then listed;

          (h) provide a CUSIP number for all Registrable Securities covered by a
     registration   statement  not  later  than  the  effective   date  of  such
     registration statement;

          (i) cooperate with each Matrix Shareholder and each underwriter participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");

          (j) appoint a transfer agent and registrar for all the shares of Common Stock covered by a registration statement not later than the effective date of such registration statement; and

          (k) in connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering or the Matrix Shareholders, in customary efforts to sell the securities under the offering, including without limitation, participating in "road shows."

     Section 6.03. Registration Expenses.

     All registration expenses incurred in connection with any registration, qualification or compliance pursuant to Section 6.01 shall be borne by Denbury. All Selling Expenses relating to securities registered by the Matrix Shareholders shall be borne by the Matrix Shareholders participating in such offering pro rata on the basis of the number of shares so registered. "Registration Expenses" shall mean all expenses incurred by Denbury in complying with Section 6.01 including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Denbury, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration; provided, however, that Registration Expenses shall not include any legal fees and expenses or any accounting fees and expenses incurred by the Matrix Shareholders. "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Matrix Shareholders.

     Section 6.04. Information from the Matrix Shareholders.

     Each Matrix Shareholder will, if Registrable Securities held by such Matrix Shareholder are included in any registered offering, furnish to Denbury such information regarding such Matrix Shareholder and the distribution proposed by such Matrix Shareholder as Denbury may request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     Section  6.05.  Indemnification.  The  indemnification  set  forth  in this
Section 6.05 is independent of, and shall not be limited or modified in any respect by, Article VIII.

          (a) Denbury will indemnify each Matrix Shareholder, and each person controlling such Matrix Shareholder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to Section 6.01 of this Agreement, and each underwriter and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation of the Securities Act or any rule or regulation promulgated thereunder applicable to Denbury by Denbury or any person controlling Denbury and relating to action or inaction required of Denbury in connection with any such registration, qualification or compliance, and will reimburse each such Matrix Shareholder, and each person controlling such Matrix Shareholder, each such underwriter and each person who controls any such underwriter, for any




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     legal  and any  other  expenses  reasonably  incurred  in  connection  with investigating, preparing or defending any such claim, loss, damage, liability or action, provided, however, that Denbury will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Denbury by an instrument duly executed by such Matrix Shareholder or underwriter and stated to be specifically for use therein.

          (b) Each Matrix Shareholder will, if Registrable Securities held by such Matrix Shareholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Denbury, each underwriter, if any, of Denbury's securities covered by such a registration statement and each person who controls Denbury or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Matrix Shareholder, and each person controlling such Matrix Shareholder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any incident to any such registration, qualification or compliance, amendment or supplement thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Denbury, any underwriters, such other Matrix Shareholders and any person controlling Denbury, underwriters and any other Matrix Shareholder within the meaning of Section 15 of the Securities Act, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Denbury by an instrument duly executed by such Matrix Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Matrix Shareholder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Matrix Shareholder and provided that the obligations of each such Matrix Shareholder hereunder shall be limited to an amount equal to the net proceeds after expenses and commissions to such Matrix Shareholder from Registrable Securities sold in such offering.

          (c) Each party entitled to indemnification under this Section 6.05 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further




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     that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) Denbury covenants that it will timely file all reports required to be filed by Denbury with the SEC under the Exchange Act in order to enable the Matrix Common Shareholders, if they so elect, to utilize Rule 144 promulgated under the Securities Act , as such rule may be amended from time to time.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

     Section 7.01. Employee Matters.

          (a) Office. For a period of one (1) year following the Effective Time, Denbury shall maintain, or shall cause the Surviving Corporation to maintain, an office of the Surviving Corporation in Covington, Louisiana.

          (b) Employment; Employee Benefits. The employees of Matrix prior to the Effective Time who are named on Exhibit 7.01(b) attached hereto, are herein referred to as "Matrix Employees". A "Good Offer of Employment" shall mean an offer of employment to commence at the Effective Time made by the Surviving Corporation (or Denbury or Merger Sub on behalf of the Surviving Corporation) to a Matrix Employee on terms that would not give rise to a right of such Matrix Employee to voluntarily terminate their employment for Good Reason (as hereafter defined). Matrix Employees who do not have employment agreements with Matrix and to whom the Surviving Corporation does not make a Good Offer of Employment are herein referred to as "Non-Offer Employees." Matrix Employees who do not have employment agreements with Matrix and to whom the Surviving Corporation does make a Good Offer of Employment are herein referred to as "Offer Employees." Matrix Employees who have employment agreements with Matrix are herein referred to as "Contract Employees" and are designated as such on Exhibit 7.01(b) attached hereto. With respect to each Contract Employee, Matrix shall either cause such Contract Employee to enter into an agreement with Matrix at Closing whereby their employment agreement with Matrix, and all liabilities and obligations of Matrix arising thereunder, is terminated effective as of the Closing Date, or shall terminate such Contract Employee's employment agreement without cause effective as of the Closing Date. Contract Employees to whom the Surviving Corporation does not make a Good Offer of Employment are herein referred to as "Non-Offer Contract Employees." Contract Employees to whom the Surviving Corporation does make a Good Offer of Employment are herein referred to as "Offer Contract Employees." As of the Effective Time, Denbury shall, or shall cause the Surviving Corporation to, permit each of the Matrix Employees who are employed by the Surviving Corporation immediately after the Effective Time, to participate in all employee benefit plans, programs or arrangements of Denbury, including all bonus plans and employee welfare, benefit and savings plans, and vacation, sick leave and personal leave time plans, available to employees of Denbury at the Effective Time, including the group health, dental, disability and life insurance available to Denbury employees, the Denbury Resources Inc. Stock Option Plan and Employee Stock Purchase Plan and the Denbury 401(k) Plan, on terms that are no less favorable than those provided to similarly situated employees of Denbury at the Effective Time, based on their prior service credit as further provided in, and subject to other terms of, Section 7.01(d).

          (c) Severance Benefits.

               (i) Denbury shall, or shall cause the Surviving Corporation to, pay to Offer Contract Employees who do not accept the Surviving Corporation's Good Offer of Employment, and to Non-Offer Contract Employees, severance compensation in the amount provided in such Contract Employee's employment agreement plus the bonus paid to such Employee in January 2001. The severance compensation paid pursuant to this Section 7.01(c)(i) to Offer Contract Employees who do not accept a Good Offer of Employment are herein called "Contract Severance Benefits".

               (ii) Denbury shall, or shall cause the Surviving Corporation to, pay severance benefits to the Non-Offer Employees calculated using the same formula as the formula in Section 7.01(c)(iv) for calculating severance benefits to be paid to the Offer Employees who accept employment with the Surviving Corporation.

               (iii) There shall be no obligation whatsoever to pay severance benefits to Offer Employees who do not accept a Good Offer of Employment from the Surviving Corporation.

               (iv) For a period of one (1) year after the Effective Time, Denbury shall, or shall cause the Surviving Corporation to, provide severance benefits to Offer Employees and Contract Employees who accept a Good Offer of Employment from the Surviving Corporation and who also within one (1) year after the Effective Time either (x) are terminated by Denbury or the Surviving Corporation without Cause (as defined in Section 7.01(c)(v)) or (y) voluntarily terminate their employment for Good Reason (as defined in Section 7.01(c)(vi)); provided, however, that nothing in this Agreement shall be deemed to require that Denbury or the Surviving Corporation employ any employee of Matrix immediately prior to the Effective Time for any specific period of time after the Effective Time. The Offer Employees and Contract Employees who accept a Good Offer of Employment may enforce the obligations of Denbury under this Section 7.01. The severance benefits paid under this Section 7.01(c)(iv) shall be paid in cash upon termination of employment and shall be comprised of a base amount and an additional amount. The base amount shall be equal to six (6) months' of the employee's base salary (which for part time employees




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



          will be salary actually paid and not salary that would be paid if employment were full time) in effect at the time that their employment terminates ("Current Salary"), plus 1/2 of the "Bonus" (herein so called) paid to such employee in January 2001. The additional amount shall be equal to one (1) months' Current Salary and 1/12 of the Bonus, for each year period of employment by Matrix, rounded up to the next whole year if the employee has served more than six (6) months of the year of termination and down to the last whole year if the employee has served less than six (6) months of such year of termination, plus any accrued and unused vacation time as of the Effective Time, provided that in no event will the additional amount exceed the base amount. In addition, the severance benefits shall include a reimbursement for the cost of medical benefits which are substantially similar to the employee's benefits immediately prior to the termination of their employment, for a period of six (6) months, beginning on their date of termination. The employee's benefits for this purpose shall include medical benefits for the employee and any covered spouse or dependants. Such reimbursement shall take the form of payment of the applicable COBRA premiums, if COBRA is properly elected, or the amount of any individual policy premiums, but not to exceed the COBRA premium which would have been applicable if the employee had elected COBRA coverage.

               (v) Denbury shall have "Cause" to terminate a former Matrix employee if such employee (x) willfully and continually fails to substantially perform his duties with Denbury or the Surviving Corporation (other than a failure resulting from the employee's incapacity due to physical or mental illness) which failure continues for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the employee specifying the manner in which the employee has failed to substantially perform, or (y) willfully engages in conduct which is demonstrably and materially injurious to Denbury or the Surviving
          Corporation, financially or otherwise; provided, however, that no termination of the employee's employment shall be for Cause until there shall have been delivered to the employee a copy of a written notice specifying in detail the particulars of the employee's conduct which violates either (x) or (y) above. No act, nor failure to act, on the employee's part, shall be considered "willful" unless he has acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of Denbury or the Surviving Corporation.

               (vi) "Good Reason" shall mean the occurrence of any of the following events or conditions:

                    x. a change in the employee's responsibilities which, in the employee's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the employee of any duties or responsibilities which, in the employee's reasonable judgment, are inconsistent with such status, title, position or responsibilities; notwithstanding the




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



               foregoing, the titles and status of the former Matrix employees in their role as an employee of Denbury or the Surviving Corporation may not be the same status or level as they were at Matrix due to Denbury's significantly larger size;

                    y. a reduction in the employee's  base salary (not including
               Bonus) below their base salary as of the Effective Time;

                    z. the  requirement by Denbury or the Surviving  Corporation for the employee (without the consent of the employee) to be based at any place outside a twenty-five (25) mile radius of his place of employment immediately prior to the Effective Time, except for reasonably required travel on the employer's business, or, in the event the employee consents to any relocation beyond such 25 mile radius, the failure by the employer to pay (or reimburse the employee) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation.

               (vii) Denbury or the Surviving Corporation may deduct and withhold from the severance benefits payable pursuant to this Section 7.01(c) such amounts as Denbury or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign tax law, and Denbury agrees to remit, or cause the Surviving Corporation to remit, to the proper taxing authority such amounts so withheld.

          (d) Service Credit. To the extent length of service is relevant for purposes of eligibility, satisfying any waiting periods, evidence of insurability requirements, preexisting condition limitations, participation or vesting (but not the actual accrual of benefits except with respect to any vacation benefits provided by Denbury or the Surviving Corporation) under any employee benefit plan, program or arrangement established or maintained by Denbury or the Surviving Corporation, the former employees of Matrix who become employees of the Surviving Corporation or Denbury immediately after the Effective Time shall be credited for service accrued as of the Effective Time with Matrix or its Subsidiaries to the extent such service was credited under a similar Matrix Benefit Plan, except that no such prior service credit will be given for participation or eligibility in the Denbury Stock Option Plan or the Denbury 401(k) Plan.

          (e) Adjustments to Merger Consideration. If the aggregate amount paid by Denbury or the Surviving Corporation in severance benefits pursuant to Sections 7.01(c)(i), (ii) and (iv) during the period ending on the first anniversary of the Effective Time ("Aggregate Severance Benefits") is less than $1,100,000, then Denbury shall pay to the Matrix Common Shareholders in cash within 30 days following the first anniversary of the Effective Time, the amount by which $1,100,000 exceeds the Aggregate Severance Benefits. If the Aggregate Severance Benefits exceed $1,100,000, then the




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



     Matrix Common Shareholders shall pay to Denbury in cash within thirty (30) days following the first anniversary of the Effective Time, the lesser of
     (i) the amount by which the Aggregate Severance Benefits exceed $1,100,000, or (ii) the amount of the Contract Severance Benefits, on a pro rata basis in accordance with their ownership of Matrix Common Stock.

          (f) Bonus Plan. Denbury acknowledges that, pursuant to the terms of the Incentive Compensation Agreement, dated as of March 27, 2000 ("Bonus Plan"), by and among Matrix and certain employees of Matrix, or otherwise pursuant to related Matrix Shareholder action an aggregate amount of $2,000,000 ("Bonus") will be paid by Matrix at Closing to the employees of Matrix named, and in the amounts as set forth, on Exhibit 7.01(f) hereto. Such employees of Matrix agree that in consideration of such payment neither Denbury nor the Surviving Corporation shall have any further obligation under the Bonus Plan and such Bonus Plan shall be terminated upon payment of the Bonus with no further action on the part of Denbury or the Surviving Corporation.

     Section 7.02. Lockup Agreements. For so long as EnCap Energy Capital Fund III, L.P., EnCap Energy Capital Fund III-B, L.P., BOCP Energy Partners, L.P. and Energy Capital Investment Company PLC, (the "EnCap Shareholders") in the aggregate hold 5% or more of the outstanding Denbury Common Stock, the EnCap Shareholders shall, at the request of Denbury or any managing underwriter of an underwritten offering with respect to Denbury Common Stock, enter into an agreement in customary form to refrain from selling any of such EnCap
Shareholders' Denbury Common Stock during a reasonable period prior to and following the effective date of a registration statement filed by Denbury with respect to sale of its common shares or, in the case of an underwritten offering pursuant to a registration statement of Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act, within a reasonable time prior to and after the date of the closing of the underwriting agreement entered into in connection therewith, other than with respect to an offering in which the EnCap Shareholders sell shares of Denbury Common Stock pursuant to the registration rights set forth in Article VI.

     Section 7.03. Matrix Board Seat. On or before the Effective Time, Denbury shall take all action necessary to increase the size of its board of directors to nine (9) directors and shall fill the vacancy created by this increase by appointing a director designated by the EnCap Shareholders (the "Encap Designee"), effective on the Effective Time, to serve until the 2002 annual meeting of shareholders of Denbury or until his earlier death, disability or resignation; provided that such person satisfies all eligibility requirements, conditions and policies established by Denbury as of the date hereof applicable to director nominees. If prior to the expiration of his term as a director, the EnCap Designee dies, is disabled, or resigns from the Denbury board of directors, Denbury shall take all actions as are necessary to fill the vacancy with a person designated by the EnCap Shareholders (subject to the same requirements, conditions and policies referenced above).

     Section 7.04. Release of Claims. As of the Effective Time:

          (a) Each of the Matrix Shareholders does hereby forever waive, release and discharge Matrix from any and all losses which relate to or arise out of any dealings, relationships or transactions, from the beginning of the world to the Effective Time, by and between such Matrix Shareholder and




                                       51

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     Matrix that such Matrix  Shareholder  ever had, now has or  hereafter  can, shall or may have, whether or not now known, against Matrix other than (i) liability for obligations for wages and benefits for periods prior to the Closing Date and (ii) as provided in Section 7.04(d).

          (b) Matrix does hereby forever waive, release and discharge each of the Matrix Shareholders from any and all losses which relate to or arise out of any dealings, relationships or transactions, from the beginning of the world to the Effective Time, by and between such Matrix Shareholder and Matrix that Matrix ever had, now has or hereafter can, shall or may have, whether or not now known, against Matrix Shareholder other than as provided in Section 7.04(d).

          (c) Each of Matrix and the Matrix Shareholders understands and agrees that pursuant to this Section 7.04(c), it is expressly waiving all claims (other than those expressly reserved as set forth in Sections 7.04(a), (b) and (d)), including, but not limited to those claims which such releasing party may not know or suspect or exist, which if known may have materially affected the decision to provide this release, and each of Matrix and each Matrix Shareholder waives any rights under applicable law that provides to the contrary.

          (d) Nothing contained in this Section 7.04(d) shall be, or shall be deemed to be, a release of Matrix, any Matrix Shareholder, Denbury, Merger Sub, or the Surviving Corporation from any liability arising under this Agreement or any other agreement contemplated hereby or herein.

     Section 7.05. Payment of Expenses. All expenses incurred in connection with this Agreement will be paid by the party incurring such expense, whether or not the Merger is consummated, except that Matrix shall pay the first $200,000 of expenses, including without limitation all fees and expenses of counsel, accountants, experts and consultants, incurred by Matrix or the Matrix Shareholders, or on their behalf, in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement and all other matters related to the Closing of the Merger, and the Matrix Shareholders shall pay all such expenses in excess of $200,000.

     Section 7.06. Seismic Transfer Fees. In the event that the fees that are or will be incurred by Denbury or the Surviving Corporation to transfer all of Matrix's interest in seismic, geological and geophysical data to the Surviving Corporation exceed $1,100,000 in the aggregate, then the Merger Consideration payable to the Matrix Common Shareholders pursuant to Section 2.01(a)(i) shall be reduced by the amount by which the aggregate amount of all such fees exceeds $1,100,000. Denbury may reduce the cash to be paid to the Matrix Common Shareholders at the Closing pursuant to Section 2.01(a)(i) in accordance with this Section 7.06 and may apply against the Holdback any amount that reduces the Merger Consideration under this Section 7.06 that is incurred by Denbury or the Surviving Corporation after the Effective Time.

     Section 7.07. Options.

          (a) Prior to 30 days after the date of this Agreement, Matrix and the Matrix Shareholders shall take all actions necessary to cause each




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     unexercised   option  to  purchase  common  stock  of  Matrix   outstanding
     immediately prior to the Effective Time pursuant to the Matrix Option Plan, which shall not exceed options to purchase 380,469 shares of common stock of Matrix in the aggregate, to be mandatorily surrendered two (2) days after the Effective Time to the Surviving Corporation pursuant to the provisions of Section 9.2(b) of the Matrix Option Plan in return for payment to the former option holders by the Surviving Corporation of $7,334,072 in the aggregate, or approximately $19.2764 per share of Matrix Common Stock underlying each outstanding unexercised Matrix option, in cash. On or before the Effective Time, such outstanding unexercised options shall cease to represent a right to acquire shares of Matrix Common Stock and shall become the right to receive the consideration set forth in this
     Section 7.07.

          (b) If and to the extent required by the terms of the Matrix Option Plan or pursuant to the terms of any agreements evidencing grants thereunder, Matrix shall use its reasonable efforts to obtain the consent of each holder of outstanding options to the treatment provided in subparagraph (a) of this Section 7.07.

          (c) Denbury or the Surviving Corporation may deduct and withhold from the consideration payable pursuant to Section 7.07(a) to any holder of options to purchase Matrix Common Stock such amounts as Denbury or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign tax law and Denbury agrees to remit, or cause the Surviving Corporation to remit, to the proper taxing authority such amounts so withheld.

     Section 7.08. Reorganization of Merger Sub. Prior to the Closing Date, Denbury may, in its sole discretion, determine to reorganize Merger Sub in a state other than Delaware or into a form of entity other than a corporation, provided that after such reorganization, Denbury and Merger Sub would not be in breach of any representation or warranty of Denbury and Merger Sub contained in
Article IV or covenant under Article V, except to the extent that Merger Sub is no longer a corporation, in which case the representations contained in Sections 4.01, 4.02, 4.04 and 4.09 to be made as of the Closing Date shall be deemed to be modified solely to reflect the new form of business entity of Merger Sub; provided, however, that Denbury will take no such action if it would jeopardize the qualification of the Merger as a tax-free reorganization under Section 368(a) of the Code.

     Section 7.09. Appropriate Action; Consents; Filings.

          (a) Denbury or Merger Sub and Matrix and its Subsidiaries shall each use all commercially reasonable efforts promptly (i) to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) in the case of Denbury to cause the Merger Sub to comply with all of its obligations under this Agreement, and subject to the terms and conditions hereof, to take those steps necessary to consummate the Merger; (iii) to obtain from any Governmental Entities any consents, licenses, Permits, waivers, approvals, authorizations or orders required to be obtained by Matrix or any of its Subsidiaries or Denbury or Merger Sub, respectively, in connection with the authorization, execution, delivery and




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     performance  of this  Agreement and the  consummation  of the  transactions contemplated hereby, including, without limitation, the Merger, and (iv) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under
     (a) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, and
     (b) any other applicable Law; and Denbury and Matrix shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. Matrix and Denbury shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

          (b) Denbury and Matrix and its Subsidiaries agree to cooperate and to use all reasonable efforts to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action.

          (c) Matrix and Denbury shall each promptly give any notices regarding the Merger, this Agreement or the transactions contemplated hereby to third parties required by Law or by any Material Contract, license, lease or other material agreement to which it is a party or by which it is bound, and use, and cause its Subsidiaries, if any, to use, all reasonable efforts to obtain any third party Consents or waivers (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement,
     (ii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated by this Agreement, or (iii) required to prevent a material adverse effect from occurring; provided, however, that this Section 7.09 shall not impose any obligations on or confer any rights upon any person or entity other than the parties to this Agreement.

     Section 7.10. Public Announcements. Except as otherwise required by applicable Law or the rules of NYSE, neither Denbury nor Matrix nor any of its Subsidiaries shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Further, prior to any disclosure as required by applicable Law or the rules of the NYSE, each party shall provide each other party to this Agreement a reasonable opportunity to review and comment on the form of such disclosure and shall incorporate any reasonably requested changes to such disclosure, provided that such requested changes would not (i) cause a violation of applicable Law or the rules of the NYSE or (ii) be inconsistent with such party's prior practices on similar disclosures.




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     Section 7.11. Confidentiality Agreement.

          (a) Each party hereto agrees that all Confidential Information (as defined below) received by such party (the "Receiving Party") from any other party hereto (the "Disclosing Party") shall be kept confidential by the Receiving Party and shall not be disclosed by the Receiving Party in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed to such directors, officers, employees, and authorized representatives (including without limitation attorneys, accountants, consultants, bankers, and financial advisors) of the Receiving Party (collectively, the "Receiving Party's Representatives") as need to know such information for the purpose of evaluating the Merger (it being understood that such Receiving Party's Representatives shall be informed by the Receiving Party of the confidential nature of such information and shall be required to treat such information confidentially), (ii) any disclosure of Confidential Information may be made to the extent to which the Disclosing Party consents in writing, (iii) Confidential Information may be disclosed by the Receiving Party or any Receiving Party's
     Representatives to the extent that, in the opinion of counsel for the Receiving Party or such Receiving Party's Representatives, they are legally compelled to do so, provided that, prior to making such disclosure, the party being legally compelled to disclose such information advises and consults with the Disclosing Party regarding such disclosure and provided further that the party being legally compelled to disclose such information discloses only that portion of the Confidential Information as is legally required, and (iv) any of such Confidential Information may be disclosed to any banks or other financial institutions or other prospective investors that may provide Financing if such banks or other financial institutions or other prospective investors agree to comply with the provisions of this Section. The term "Confidential Information", as used herein, means all information (irrespective of the form of communication) obtained by or on behalf of a Receiving Party from a Disclosing Party or its Representatives, other than information which (i) was or becomes generally available to the public other than as a result of disclosure by the Receiving Party or any Receiving Party's Representative, (ii) was or becomes available to the Receiving Party on a nonconfidential basis prior to disclosure to the Receiving Party or its Representatives, or (iii) was or becomes available to the Receiving Party from a source other than the Disclosing Party or its Representatives, provided that such source is not known by the Receiving Party to be bound by a confidentiality agreement with the Disclosing Party.

          (b) If this Agreement is terminated, each Receiving Party shall promptly return, and shall use their reasonable best efforts to cause all Receiving Party Representatives to promptly return, all Confidential Information to the Disclosing Party without retaining any copies thereof, provided that such portion of the Confidential Information as consists of notes, compilations, analyses, reports, studies, or other documents prepared by the Receiving Party or the Receiving Party's Representatives shall be destroyed.

          (c) This Section 7.11 supersedes the letter agreement between Denbury and Matrix dated April 9, 2001 and such letter agreement is hereby terminated, provided, however, that any cause of action for breach of such letter agreement shall survive such termination for the period of the applicable statute of limitations for such cause of action.




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     Section 7.12.  Matrix Benefit Plans.  Matrix,  its  Subsidiaries  and their
ERISA Affiliates, as applicable, shall each terminate, effective as of a date that precedes the Closing Date, such of the Matrix Benefit Plans which Denbury requires to be terminated. Denbury shall receive from Matrix evidence that each such Matrix Benefit Plan have been terminated pursuant to resolutions of each such entity's board of directors (the form and substance of such resolutions shall be subject to review and approval of Denbury), effective as of the day immediately preceding the Closing Date. On or prior to the effective date of its termination, the Qualified Plan shall be amended for compliance with the applicable law. In connection with its termination, the Qualified Plan shall be submitted on or before the Closing Date by Matrix, if possible, or as soon as administratively feasible thereafter using best efforts, to the IRS for determination letter as to its qualification in form under Code Section 401(a) and as to its trust's exemption from federal income tax under Code Section 501(a); provided, however, that any submission filed after the Closing Date that is not filed by the Surviving Corporation is subject to review by benefits counsel for Denbury prior to filing. In the event that distribution or rollover of assets from the trust of a Qualified Plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges, or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon Matrix, a Subsidiary or plan sponsor, then the Matrix Shareholders shall reimburse and indemnify Denbury for any and all charges and fees that it has paid or incurred. Matrix or any Subsidiary shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Denbury prior to the Closing Date.

     Section 7.13. Defects.

          (a) Defect Notice and Total Defect Value. On or before the Final Notice Date (as defined in Section 3.13(a)), Denbury shall have the right to identify Defects (as defined in Section 3.13(a)), and notify Matrix on or before the Final Notice Date of the same. Such notices given by Denbury ("Defect Notice") shall be in writing and shall set forth in reasonable detail: (i) the basis of the Defect that Denbury believes exists; (ii) to the extent that Defects relate to specific Matrix Properties, a description of the Matrix Properties that Denbury claims are Defect Properties; and
     (iii) Denbury's good faith reasonable estimate of the value of each Defect ("Denbury's Defect Value"), which value shall be based upon the Allocated Values set forth in Exhibit B if the Defect is a Special Defect or a Title Defect, but shall be set by Denbury without reference to the Allocated Value if the Defect is an Environmental Defect or a General Defect, and shall mean the amount of probable loss, liability, diminution of value, costs and expenses which would reasonably be expected to be suffered or incurred by the Surviving Corporation as a result of the existence, and/or (if appropriate, Denbury chooses to include such amount) the cure, of a Defect. The total value of all the Defects specified in all Defect Notices, shall be called the "Total Defect Value". The Total Defect Value shall be adjusted as provided in this Section 7.13.

     Subject to the provisions of the next succeeding paragraph, Denbury will not have the right to declare any circumstance or condition a Defect after the Final Notice Date, but to the extent that such circumstance or condition is a breach of a representation or warranty, such circumstance or condition may still be the basis of a claim by Denbury for indemnification, pursuant to and in accordance with Article VIII of this Agreement.




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



     With respect to any Title Defect, if Denbury fails to give to Matrix a Defect Notice with respect to such Title Defect on or before the Final Notice Date, it shall be deemed that Denbury has elected to waive such Title Defect and to treat such Title Defect as a Permitted Encumbrance ( as defined in Section 3.13(a)), and to accept the Matrix Properties to which the Title Defect relates without a reduction of the Merger Consideration provided for by Section 2.01(a)(i) and subject to such Title Defect. The amounts expended and obligations incurred by Matrix to acquire the D&O Policy as referenced in Section 8.01 below shall be included as part of the Total Defect Value.

          (b) Cure or Failure to Cure Defects Prior to Closing. After Matrix's receipt of a Defect Notice, Matrix will have the opportunity, but not the obligation, to cure prior to delivery of a "Cure Notice" (hereafter defined), or to elect to have Denbury or the Surviving Corporation attempt to cure prior to the Final Cure Date, the Defects specified therein. Within 10 days of its receipt of any Defect Notice, Matrix shall furnish to Denbury a written notice (a "Cure Notice") which will specify all Defects that Matrix claims to have cured prior to delivery of the Cure Notice. The Cure Notice will also specify all Defects that Matrix has elected to have Denbury or the Surviving Corporation attempt to cure after Closing and prior to the Final Cure Date ("Post-Closing Defects"). With respect to Defects that Matrix claims to have cured prior to the Cure Notice, the Cure Notice shall include information and documents evidencing the cure. The Total Defect Value (as estimated by Denbury in Defect Notices) shall be reduced by the value of all Defects cured (and to the extent included in such value by the cost to cure such Defects) prior to the Cure Notice, except for Defects that Denbury disputes having been cured. Also, the Total Defect Value shall be increased by all amounts actually expended, and all obligations actually incurred, by Matrix to cure Defects after the date of this Agreement and prior to the Cure Notice, whether or not Denbury disputes the cure. Until the Final Cure Date, the parties shall furnish to each other such agreements, documents and materials as they may deem appropriate with respect to attempts to cure Post-Closing Defects ("Curative Materials"). In the event that any Defect is neither cured prior to Matrix providing the Cure Notice, nor included in the Post Closings Defects, such Defect (herein called a "Closing Defect") will not be subject to cure subsequent to Closing in accordance with this Section 7.13 and the value of such Defect will remain in the Total Defect Value. With respect to obligations of Matrix to be performed after the Closing Date, references in this Section 7.13 to Matrix shall be deemed to refer to the Matrix Common Shareholders, who shall be represented by Robin R. Mingo for the purpose of performing such obligations.

          (c) Determination of Defect Value. After Matrix's receipt of a Defect Notice, the parties, if necessary, shall promptly meet and negotiate in good faith to reach an agreement as to the value of each Defect. If Matrix does not agree with Denbury's estimate of the value of any Defect furnished with a Defect Notice, Matrix shall furnish to Denbury Matrix's written estimate of such value prior to commencement of negotiations. If the parties' negotiations fail to result in an agreement at or prior to Closing as to the value of any Defect, then for purposes of calculating the Total Defect Value, determining any increase in the Holdback under Section 7.13(e), and determination as to possible termination of this Agreement by Denbury or Matrix under Section 7.14(b), an amount equal to Denbury's Defect Value shall apply. At such time as the value of a Defect has been




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



     agreed to by both parties through negotiations, or has been determined by arbitration under Section 11.12, the revised value shall replace the initial Denbury Defect Value, and the Total Defect Value shall be properly adjusted.

          (d) Adjustment to Total Defect Value for Post-Closing Defects Cured Prior to the Final Cure Date, Arbitration of Disputes. After the Closing Date, Denbury or the Surviving Corporation shall attempt to cure the Post-Closing Defects which the parties agree should be cured. The actual amounts reasonably expended, and the actual obligations reasonably incurred, by Denbury or the Surviving Corporation to cure Post-Closing Defects prior to the Final Cure Date shall be added to the Total Defect Value. Also, to the extent that the parties agree that any Post-Closing Defect has been cured on or prior to the Final Cure Date, the appropriate portion of the value of that Defect (and if included in such value the appropriate portion of the cost to cure such Defect) included in the Total Defect Value on the Closing Date, based on the extent that such Defect has been cured, shall be eliminated from the Total Defect Value. Any disputes as to whether Post-Closing Defects should be cured, any disputes as to whether Defects of any nature have been cured, any disputes as to the value of Defects of any nature, and any disputes as to the reasonableness of amounts expended or obligations incurred to cure Post-Closing Defects, shall be submitted together to one arbitration (the "Defect Arbitration") under Section 11.12, which arbitrations shall be one proceeding but shall address each disputed Defect separately, and the adjustment to the Total Defect Value shall be made in accordance with the decisions of the arbitrator(s). The provisions of this Section 7.13(d) are in addition to and not in substitution or replacement of the provisions of Section 2.01(d).

          (e) Adjustment to the Holdback at Closing for Defects. At the Closing, an amount equal to any excess of the Total Defect Value (as calculated as of the Closing Date) above the Defect Basket shall be added to the amount of the Holdback, and thereby reduce the Merger Consideration paid at Closing under Section 2.01(a)(i).

          (f) Defect Basket. The "Defect Basket" shall be the amount of $1,500,000.

          (g) Settlement of the Total Defect Value. Ten (10) days after occurrence of both the Final Cure Date and the effectiveness of a final, binding and non-appealable award in the Defect Arbitration, the parties shall settle any adjustments to the Merger Consideration relating to Defects, and any adjustment to the Total Defect Value. If the Total Defect Value (as finally adjusted) exceeds the Defect Basket, Denbury shall be entitled to be paid the excess of the Total Defect Value over the Defect Basket from the Holdback, or to be paid by the Matrix Common Shareholders if the Holdback is insufficient to pay such amount. Any funds remaining in the Holdback after such payment to Denbury that were placed therein pursuant to Section 7.13(e) shall be refunded to the Matrix Common Shareholders. If the Total Defect Value is less than the Defect Basket, the Matrix Common Shareholders shall be entitled to be paid any amounts remaining in the Holdback placed therein pursuant to Section 7.13(e). Any amounts paid to Matrix Common Shareholders pursuant to this Section 7.13(g) shall be paid on a pro rata basis in accordance with their respective ownership of Matrix Common Stock.




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          (h) Notwithstanding anything above to the contrary,  Matrix shall have until 10 days after the Final Notice Date to deliver to Denbury a Cure Notice with respect to any Defect, notwithstanding when Denbury provided Matrix with a Defect Notice identifying such Defect.

     Section 7.14. Preferential Rights, Rights to Terminate:

          (a) Within ten (10) days of the date of this Agreement, Matrix shall deliver such notices and other documents as may be required in order to trigger Preferential Rights (as defined in Section 3.13(a)) which have been identified. Prior to Closing, Matrix may, in lieu thereof, obtain, or attempt to obtain, a waiver of the exercise of any Preferential Rights. If a third party that has been offered an interest in a Matrix Property pursuant to a Preferential Right elects prior to Closing to exercise such rights and Matrix receives written notice of such election prior to the Closing Date, Denbury shall cause to be made, within ten (10) days after the Closing, an assignment of the Matrix Property subject to such election to the party exercising such Preferential Right.

          (b) If the sum of (i) the cumulative value of Matrix Properties affected by third party exercise(s) of Preferential Rights, plus (ii) the Total Defect Value as calculated on the Closing Date, exceeds $9,000,000, each of Denbury and Matrix shall have the unequivocal right to terminate this Agreement.

          (c) If Denbury fails to give Matrix a Defect Notice alleging an Environmental Defect with respect to any circumstance or condition specifically described in a written report prepared in connection with Denbury's due diligence review of the environmental condition of the Matrix Properties, such circumstance or condition will not constitute a breach of any of the representations or warranties of the Matrix Common Shareholders set forth in Section 3.12 above.

     Section 7.15. Grant of Farmout Option. On or before the Closing Date, Matrix will grant a Farmout Agreement Option ("Option") to an entity owned by the Matrix Common Shareholders in a form mutually agreeable to Matrix and Denbury, the substance of which shall be in accordance with those terms contained in Exhibit 7.15.

     Section 7.16. Amendment of Matrix Disclosure Schedule. Matrix and the Matrix Common Shareholders shall have the right prior to the Final Notice Date to amend any section of the Matrix Disclosure Schedule provided, however, that any such amendment may be a basis for a Defect under the provisions of Section
7.13 above.

     Section 7.17. Future Cooperation. Denbury, Merger Sub and the Matrix Shareholders shall each deliver or cause to be delivered to the other following the Closing Date such additional instruments as the other may reasonably request for the purposes of fully carrying out this Agreement. The Matrix Shareholders will cooperate with, and use their reasonable best efforts to have the present officers, directors and employees of Matrix cooperate with, Denbury, Merger Sub and the Matrix Shareholders at and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, or disputes of any nature



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with respect to matters pertaining to periods prior to the Closing Date and in connection with fully carrying out this Agreement and obtaining consents and approvals necessary by virtue of the transactions contemplated hereby.

     Section 7.18. Tax-Free Reorganization.

          (a) From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and no party hereto will take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act would prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Denbury nor any of their Affiliates shall take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

          (b) As of the date hereof, Matrix does not know of any reason (i) why it would not be able to deliver to Jenkens & Gilchrist, PC or Thompson & Knight LLP, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Section 9.01(f) and 9.02(e), and Matrix hereby agrees to deliver such certificates effective as of the date of such opinions or (ii) why Jenkens & Gilchrist, PC or Thompson & Knight LLP would not be able to deliver the opinions required by Section 9.01(f) and 9.02(e).

          (c) As of the date hereof, Denbury does not know of any reason (i) why it would not be able to deliver to Jenkens & Gilchrist, PC or Thompson & Knight LLP, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 9.01(f) and 9.02(e), and Denbury hereby agrees to deliver such certificates effective as of the date of such opinions or(ii) why Jenkens & Gilchrist, PC or Thompson & Knight LLP would not be able to deliver the opinions required by Sections 9.01(f) and 9.02(e).

     Section 7.19. Tax Matters. The following provisions shall govern the allocation of responsibility as between the Denbury and Matrix and the Matrix Common Shareholders for certain tax matters following the Closing Date:

          (a) Tax Periods Ending on Closing Date and Tax Periods Ending Prior to the Closing Date with Tax Returns Filed After the Closing Date. After the Closing Date, Denbury shall timely prepare or cause to be prepared any Matrix Tax Returns required to be filed with respect to Tax periods ending on the Closing Date or Tax periods ending prior to the Closing Date but filed after the Closing Date (the "Pre-Closing Returns"). Denbury shall deliver a copy of any Pre-Closing Returns to the Matrix Common Shareholders on or before thirty (30) days prior to the applicable due date of such return (as the same may be validly extended). The Matrix Common




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     Shareholders shall be liable for any Taxes of Matrix payable by Matrix with respect to Tax periods ending on or before March 31, 2001 to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the Matrix Financial Statements as of March 31, 2001 ("Additional Matrix Pre-Closing Taxes"). The Matrix Common Shareholders shall indemnify Denbury for such Additional Matrix Pre-Closing Taxes in accordance with the provisions of Article VIII of this Agreement. To the extent there are Additional Matrix Pre-Closing Taxes that are not satisfied under Section 2.01(d) of this Agreement, the Matrix Common Shareholders shall reimburse Denbury for any such excess Additional Matrix Pre-Closing Taxes within fifteen (15) days of the payment by Denbury or its Subsidiary of such Taxes.

          (b) Tax Periods Beginning Before and Ending After the Closing Date. After the Closing Date, Denbury shall timely prepare or cause to be prepared any Matrix Tax Returns required to be filed with respect to Tax periods which begin before the Closing Date and end after the Closing Date (the "Straddle Returns"). The Matrix Common Shareholders shall be liable for any Taxes of Matrix payable by Matrix with respect to the portion of such Tax periods ending on March 31, 2001 to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the Matrix Financial Statements as of March 31, 2001 ("Additional Matrix Straddle Taxes"). The Matrix Common Shareholders shall indemnify Denbury for such Additional Matrix Straddle Taxes in accordance with the provisions of Article VIII of this Agreement. To the extent there are Additional Matrix Straddle Taxes that are not satisfied under Section 2.01(d) of this Agreement, the Matrix Common Shareholders shall reimburse Denbury for any such excess Additional Matrix Straddle Taxes within fifteen
     (15) days of the payment by Denbury or its Subsidiary of such Taxes. For purposes of this Section 7.19(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) March 31, 2001, the portion of such Taxes which relates to the portion of such Tax period ending on the March 31, 2001 shall be deemed equal to the amount which would be payable if the relevant Tax period ended on the March 31, 2001. Any credits relating to a Tax period that begins before and ends after March 31, 2001 shall be taken into account as though the relevant Tax period ended on March 31, 2001. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Matrix.

          (c) Procedures for Pre-Closing Returns and Straddle Returns. The Matrix Common Shareholders shall have the right to review and comment on the Pre-Closing Returns and Straddle Returns prior to filing and Denbury shall make or cause to be made such revisions to such Pre-Closing Returns and Straddle Returns as are reasonably requested by the Matrix Common Shareholders. In the event of any reasonable disagreement between Denbury and a majority of the Matrix Common Shareholders (determined based on the ownership percentage of the Matrix Common Shares at the Closing Date) regarding the amount of taxable income (or loss) to be included in such Pre-Closing Returns and Straddle Returns, Denbury and the Matrix Common Shareholders agree that the Pre-Closing Returns and Straddle Returns shall be submitted to a mutually agreed upon "Big 5" independent certified accounting firm other than an independent certified accounting firm




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     currently used by Denbury,  Matrix or the Matrix Common  Shareholders.  Any
     determination by the accounting firm shall be binding on Denbury, Matrix and the Matrix Common Shareholders as to the amount of taxable income (or loss) to be included in the Pre-Closing Returns and Straddle Returns. If the matter submitted to the accounting firm is resolved in favor of Denbury, the Matrix Common Shareholders shall pay all costs of the accounting firm, and if the matter is resolved in favor of the Matrix Common Shareholders, Denbury shall pay all such costs. If the matter is resolved partially in favor of each party, the costs shall be borne proportionately. In filing the Pre-Closing Returns and Straddle Returns, Denbury shall make all computations of income, gains, losses and deductions and credits on a basis consistent with the prior Tax Returns of Matrix and shall not change existing elections or make new elections that would cause the acceleration of income or gains to the Pre-Closing Tax Periods (as defined below) or the deferral of deductions, losses or credits to the Post-Closing Tax Periods. Without the consent of a majority of the Matrix Common Shareholders, neither Denbury nor the Surviving Company shall file or cause to have filed any amended Tax Return with respect to the
     Pre-Closing   Returns  and  Straddle  Returns  or  agree  to  any  proposed adjustment with respect to any Tax Return with respect to Matrix to the extent such amendment or adjustment has the effect of shifting income or receipts from a Tax period after the Closing Date ("Post-Closing Tax
     Period") to a Tax period prior to and including the Closing Date ("Pre-Closing Tax Period"), or in any way increases the taxable income or Taxes of Matrix for the Pre-Closing Tax Period.

          (d) Cooperation on Tax Matters.

               (i) Denbury, Matrix and the Matrix Common Shareholders shall cooperate fully, as and to the extent reasonably requested by any other such party, in connection with the preparation and filing of Tax Returns pursuant to this Section 7.19(d) and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any other such party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Denbury and the Surviving Company agree (A) to retain all books and records with respect to Tax matters pertinent to Matrix relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations (and, any applicable extensions thereof) of the respective Tax periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other such party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Denbury, Merger Sub or the Matrix Common Shareholders, as the case may be, shall allow the other party to take possession of such books and records.

               (ii)   Denbury,   Matrix,   Merger  Sub  and  the  Matrix  Common
          Shareholders further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).



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               (iii)  Denbury,   Matrix,   Merger  Sub  and  the  Matrix  Common
          Shareholders further agree, upon request, to provide the other such parties with all information that any Party may be required to report pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder.

          (e) Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving Matrix and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, Matrix and its Subsidiaries shall not be bound thereby or have any liability thereunder.

          (f) Refunds/Tax Benefits.

               (i) Any refunds (including interest to the extent actually received) received by Denbury, Matrix or any Affiliate (and any equivalent benefit obtained through a reduction in Tax liability for any period or portion thereof after the date of this Agreement) of Taxes relating to Tax periods or portions thereof ending on or before March 31, 2001 shall be for the account of the Matrix Common
          Shareholders. Any Tax refunds allocable to the Matrix Common Shareholders under this Section 7.19(f) shall be payable by Denbury under the indemnity provisions of Section 8.03, and subject to the same limitations on Denbury's indemnification obligations as set forth in Section 8.04.

               (ii) If an audit adjustment, claim for refund or amended return ("Adjustment") after the date hereof shall both increase a Tax liability which is allocated to the Matrix Common Shareholders (or reduce losses or credits otherwise available) for a Tax period (or a portion thereof) ending on or before the Closing Date (a "Pre-Agreement Tax Increase") and decrease a Tax liability of Denbury, Matrix or any Affiliate for a Tax period ending after the date of this Agreement, then, when and to the extent that Denbury, Matrix or any Affiliate derives a benefit from such decrease (through a reduction of Taxes, refund of Taxes paid or credit against Taxes due), the Pre-Agreement Tax Increase shall not be indemnifiable by the Matrix Common Shareholders to the extent of such refund, reduction or credit. Similarly, if an Adjustment shall both decrease a Tax liability which is allocated to the Matrix Common Shareholders for a period ending on or before the date of this Agreement and increase the Tax liability of Denbury, Matrix or an Affiliate (or reduce losses or credits otherwise available) for a period ending after the date of this Agreement then to the extent of such increase, the Matrix Common Shareholders shall indemnify Denbury pursuant to the terms of Article VIII.

               (iii) Any estimated Taxes paid on or before the date of this Agreement that result in the total Taxes paid by Matrix or its Subsidiaries (including estimated Taxes paid) to exceed the Taxes due and payable with respect to periods or portions thereof that end on or before March 31, 2001, shall be for the account of the Matrix Common Shareholders. The Matrix Common Shareholders shall provide Denbury with a statement (with which the Matrix Common Shareholders will make available supporting schedules and information) certifying the amount



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          of any such  excess  and such  amounts  shall be treated as payable by
          Denbury under the indemnity provisions of Section 8.03, and subject to the same limitations on Denbury's indemnification obligations as set forth in Section 8.04.

          (g) Contests

               (i) After the Closing, Denbury shall promptly notify the Matrix Common Shareholders in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on Denbury, Matrix or any Affiliate which, if determined adversely to the taxpayer or after the lapse of time, would be grounds for indemnification by the Matrix Common Shareholders. Such notice shall contain factual information (to the extent known to Denbury) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Taxing authority in respect of any such asserted Tax liability. If Denbury fails to give the Matrix Common Shareholders prompt notice of an asserted Tax liability, then (i) if the Matrix Common Shareholders are precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, the Matrix Common Shareholders shall not have any obligation to indemnify for any an increase in a Tax liability allocable to the Matrix Common Shareholders as a result of such proceeding, and (ii) if the Matrix Common Shareholders are not so precluded from contesting, but such failure to give prompt notice results in an increase in the Tax liability allocable to the Matrix Common Shareholders as a result of such proceeding then any amount which the Matrix Common
          Shareholders are otherwise required to pay Denbury with respect to such liability shall be reduced by the amount of such increase in the Tax liability allocable to the Matrix Common Shareholders that was the result of Denbury's failure to give prompt notice to the Matrix Common Shareholders. The failure to give such notice on a timely basis shall not affect the indemnification provisions provided herein except to the extent the Matrix Common Shareholders demonstrate they have been actually prejudiced as a result of such failure and such prejudice resulted in an increase in the Tax liability allocable to the Matrix Common Shareholders.

               (ii) Except as otherwise provided herein, Denbury shall direct any audit, claim or refund and administrative or judicial proceeding involving any asserted Tax liability regarding Matrix (any such audit, claim for refund or proceeding relating to an asserted Tax liability are referred to herein collectively as a "Contest"). The Matrix Common Shareholders may elect to direct, through counsel of their own choosing and at their own expense, any Contest of a Pre-Closing Return involving any asserted liability with respect to which indemnity may be sought from the Matrix Common Shareholders. If the Matrix Common Shareholders elect to direct the Contest of an asserted Tax liability of a Pre-Closing Return, they shall, within thirty (30) calendar days of receipt of the notice of asserted Tax liability, notify Denbury of their intent to do so and Denbury shall cooperate and shall cause Matrix and Subsidiaries to cooperate, in each phase of such Contest. If the Matrix Common Shareholders do not elect to direct the Contest of an asserted Tax liability of a Pre- Closing Return, fail to notify Denbury of their election as herein provided, or contest their indemnification obligation, Denbury may pay, compromise or contest, at its expense, such asserted liability. Neither Denbury nor the Matrix

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


          Common Shareholders may settle or compromise any Contest involving any asserted liability with respect to which indemnity may be sought from the Matrix Common Shareholders over the objection of the parties not directing the Contest, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, both Denbury and the Matrix Common Shareholders may participate, at their own expense, in any Contest involving an asserted Tax liability with respect to which indemnity may be sought from the Matrix Common Shareholders.

          (h) Conveyance Taxes. All sales, transfer, stamp, real property transfer or gain and similar Taxes incurred as a result of the disposition of Matrix Common Stock or Matrix Preferred Stock contemplated by this Agreement, if any, shall be borne 50% by Denbury and 50% by Matrix. Any taxes allocated to Matrix under this Section 7.19(h) shall be treated as payable under the indemnity provisions of Section 8.02.

          (i) Payments made pursuant to this Section 7.19 shall be subject to the provisions of Article VIII.

     Section 7.20. Shareholder Loan Repayment. At the Closing, and notwithstanding any disclosure set forth in Section 3.15 of the Matrix Disclosure Schedule, the employees of Matrix identified under the disclosure labeled "Shareholder Loan Forgiveness" in said Section 3.15 shall repay to Matrix all principal and interest outstanding on the loans from Matrix to such employees.



                                  ARTICLE VIII
                                 INDEMNIFICATION

     The Matrix Common Shareholders, severally on the one hand, and Denbury and the Merger Sub, severally on the other hand, each make the following covenants:

     Section 8.01. Indemnification of Matrix Directors and Officers. Unless otherwise provided, the indemnification obligation set forth in this Section
8.01 is contingent upon Matrix, Denbury or the Surviving Corporation, prior to or concurrent with the Closing, purchasing a six (6) year term prior acts coverage director and officer insurance policy ("D&O Policy"). Denbury and Merger Sub shall indemnify directors, officers, employees and agents of Matrix to the extent that indemnification is mandatory under Section 83B of the LBCL.
To the extent that indemnification is permissive under Section 83 of the LBCL, then subject to the first sentence of this Section 8.01, Denbury and Merger Sub covenant and agree that they, jointly and severally, will indemnify those directors and officers of Matrix who are covered by the D&O Policy, but only to the extent that the D&O Policy covers, and proceeds of the D&O Policy are actually, or but for deductibles would have been, received with respect to, the expenses, judgements, fines and amounts paid in settlement, and only to the extent that such indemnification is permitted under Section 83 of the LBCL, and




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the  Bylaws  of  Matrix,  as in  effect  on the  date  of  this  Agreement.  The indemnification obligations of Denbury and Merger Sub under this Section 8.01 are separate and independent of the indemnification obligations of the Matrix Common Shareholders under Section 8.02, notwithstanding that matters covered by the indemnification obligations under this Section 8.01, and amounts paid in satisfaction of the indemnification obligations under this Section 8.01, may give rise to indemnification obligations under Section 8.02.

     Section 8.02. Indemnification by the Matrix Common Shareholders. The Matrix Common Shareholders covenant and agree that they, severally, will indemnify, defend, protect and hold harmless Denbury and the Merger Sub, and their respective officers, directors, employees, stockholders, agents, representatives and Affiliates, at all times from and after the date of this Agreement from and against all claims, damages (including incidental and consequential damages), actions, suits, proceedings, demands, assessments, adjustments, losses, liabilities, (including Additional Matrix Pre-Closing Taxes and Additional Matrix Straddle Taxes) diminutions of value, costs, and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether or not involving a third party claim (collectively "Damages") incurred by any such indemnified party as a result of or arising directly or indirectly from or in connection with (i) any breach of the representations and warranties of Matrix and the Matrix Common Shareholders set forth herein or in the Matrix Disclosure Schedule or certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement on the part of the Matrix Shareholders or Matrix under this Agreement (including, but not limited to, indemnification obligations set forth elsewhere in this Agreement), and (iii) any gross up payment described in Section 3.10(l) as a result of any excise tax under Code Section 4999, provided, however, that each Matrix Shareholder shall provide the indemnity set forth herein for breaches of the representations and warranties in Sections 3.04 and 3.18, and the representations and warranties regarding such Matrix Shareholder's record ownership of the Matrix Common Stock and Matrix Preferred Stock set forth in
Section 3.03, only with respect to his own breaches or the breaches of Matrix. Damages based on a breach of representations and warranties in Section 3.12 will be set by an independent third party mutually agreed to by the parties hereto. Any circumstance or condition that is the basis of a Defect identified in a Defect Notice may not be used as a basis for a claim for indemnification. The Defect Basket will not be taken into account when determining whether or not Damages subject to the indemnification obligations in this Section 8.02 Exceed the Basket.

     Section 8.03. Indemnification by Denbury and Merger Sub. Denbury and Merger Sub covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless the Matrix Shareholders and their respective officers, directors, employees, stockholders, agents, representatives and Affiliates, at all times from and after the date of this Agreement from and against all claims, damages (including incidental and consequential damages), accidents, suits, proceedings, demands, assessments, adjustments, losses, liabilities, diminutions of value, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether or not involving a third party claim (collectively "Damages") incurred by the Matrix Shareholders as a result of or arising directly or indirectly from or in connection with (i) any breach of the representations and warranties of Denbury and Merger Sub set forth herein or in certificates delivered in connection herewith, and (ii) any breach or nonfulfillment of any covenant or agreement on the part of Denbury or Merger Sub under this Agreement.




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     Section 8.04. Limitations upon Indemnity.  The indemnification  obligations of the Matrix Common Shareholders on the one hand, and of Denbury and the Merger Sub on the other hand, under the provisions of this Article VIII, shall be limited as to amount so as to apply only after the amount of, and to the extent that, Damages of the party to be indemnified exceed, in the aggregate,
$3,000,000  (herein  referred  to  as  "Exceed  the  Basket").   Further,   such
indemnification obligations are limited as to time to apply only to Damages of the party to be indemnified with respect to which notice of a claim for indemnification is given to the indemnifying party on or before the first anniversary of the Closing Date, provided that the indemnification obligations of the Matrix Common Shareholders for Damages of Denbury or the Merger Sub that results from breaches of the representations and warranties made in Section 3.12 apply to damages with respect to which notice of a claim for indemnification is given on or before 548 days after the Closing Date. For the purpose of determining whether or not Damages of Denbury and the Merger Sub Exceed the Basket, Damages shall include claims, damages, actions, suits, proceedings, demands, assessments, adjustments, losses, liabilities, diminutions of value, costs and expenses incurred by Denbury or the Merger Sub under circumstances that constitute a breach of a representation or warranty of Matrix and the Matrix Common Shareholders, or that would have constituted such a breach if the representation or warranty were not qualified by the term "material" or any variation thereof. In addition to the limitation as to amount of indemnification set forth above, indemnification obligations of the Matrix Common Shareholders on the one hand, and Denbury and the Merger Sub on the other hand, shall be limited as to amount, in the aggregate to $15,000,000, the indemnification obligations of the EnCap Shareholders shall be limited as to amount in the aggregate to $9,000,000, and as to any specific matter for which a claim for indemnification is made to 60% of the Damages arising out of such matter, and the indemnification obligations of all other Matrix Common Shareholders shall be limited as to amount in the aggregate to $6,000,000, and as to any specific matter for which a claim for indemnification is made to 40% of the Damages arising out of such matter, and the indemnification obligations of each of the Matrix Common Shareholders other than the EnCap Shareholders and Robin R. Mingo shall be further limited as to amount in the aggregate to the same percentage of $15,000,000 as the percentage that such Matrix Common Shareholder's shares of Matrix Common Stock represents of all issued and outstanding shares of Matrix Common Stock (the "Indemnification Percentage"), and as to any specific matter
for  which  a  claim  for   indemnification   is  made  to  such  Matrix  Common
Shareholder's Indemnification Percentage of the Damages arising out of such matter. Notwithstanding the limitations as to time of indemnification set forth above, the indemnification obligations of Denbury related to breaches of Section 7.18(a) shall not be limited as to time.

     Section 8.05. Tax Aspects of Indemnification.

          (a) If the amount with respect to which any claim is made under the indemnity provisions of Article VIII gives rise to a currently realizable Tax Benefit to the party making the claim, the amount of the indemnity claim shall be reduced by the amount of the Tax Benefit available to the party making the claim. To the extent such indemnity claim does not give rise to a currently, realizable Tax Benefit, if the amount with respect to which any indemnity claim is made gives rise to a subsequently realized Tax Benefit to the party that made the claim, such party shall refund (or in the case of indemnity claim amounts charged against the Holdback, adjust the amount of the Holdback) to the indemnifying party the amount of such Tax Benefit when, as, and if realized. For purposes of this Agreement, any



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     subsequently  realized  Tax  Benefit  shall be  treated as though it were a reduction in the amount of the initial indemnity claim and the liabilities of the parties shall be redetermined as though both occurred at or prior to the time of the indemnity payment or credit. For purposes of this Section 8.05(a), a "Tax Benefit" means an amount by which the Tax liability of the party (or group of corporations including the party) is reduced (including, without limitation, by deduction, reduction of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise) plus any related interest received from the relevant taxing authority. Where a party has other losses, deduction, credits or items available to it, the Tax Benefit from any losses, deduction, credits or items relating to the indemnity claims shall be deemed to be realized only after the utilization of such other losses, deductions, credits or items. For purposes of this Section 8.05(a), a Tax Benefit is "currently realizable" to the extent it can be reasonably anticipated that such Tax Benefit will be realized in the current taxable period or year or in any Tax Return with respect thereto (including through a carryback to a prior taxable period) or in any taxable period or year prior to the date of the indemnity claim. In the event that there should be a determination disallowing the Tax Benefit, the indemnifying party shall be liable to refund to the indemnified party the amount of any related reduction previously allowed or payments previously made to the indemnifying party pursuant to this Section 8.05(a). The amount of the refunded reduction or payment shall be deemed a payment under indemnity provisions of Article VIII and thus shall be paid subject to any applicable reductions under this
     Section 8.05(a).

          (b) The Matrix Common Shareholders and Denbury agree to treat all payments made under the indemnity provisions of this Agreement and for any misrepresentations or breach of warranties, agreements or covenants contained in this Agreement, as adjustments to purchase price for Tax purposes.

     SECTION 8.06. INDEMNIFICATION DESPITE NEGLIGENCE. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PARTY TO BE INDEMNIFIED PURSUANT TO THIS ARTICLE VIII SHALL BE INDEMNIFIED AND HELD HARMLESS FROM AND AGAINST ALL DAMAGES AS TO WHICH INDEMNITY IS PROVIDED FOR UNDER THIS ARTICLE VIII NOTWITHSTANDING THAT ANY SUCH DAMAGES ARISE OUT OF OR RESULT FROM THE ORDINARY, STRICT, SOLE, OR CONTRIBUTORY NEGLIGENCE OF SUCH PARTY AND REGARDLESS OF WHETHER ANY OTHER PARTY (INCLUDING THE OTHER PARTIES TO THIS AGREEMENT) IS OR IS NOT ALSO NEGLIGENT.

     Section 8.07. Survival of Representations and Warranties. The representations and warranties in this Agreement shall each survive the Closing and shall each remain in effect thereafter for the period that an indemnified party is entitled to indemnification based on a breach thereof in accordance with Section 8.4.

     Section 8.08. Insurance Proceeds. Any indemnification payment required to be made pursuant to this Agreement shall be reduced by any insurance proceeds received by the indemnified party or any of its Affiliates with respect to the item giving rise to the indemnification payment.

     Section 8.09. Procedure for Indemnification. Promptly after receipt by an indemnified party under Sections 8.01, 8.02, or 8.03 of notice of the commencement of any action, such indemnified party shall, if a claim in respect




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thereof is to be made against an  indemnifying  party under such  Section,  give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and
(b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).



                                   ARTICLE IX
                               CLOSING CONDITIONS

     Section 9.01. Conditions to Obligations of Denbury. The obligations of Denbury to effect the Merger and the other transactions contemplated by this Agreement are subject to the following conditions (any or all of which may be waived by Denbury in writing, in whole or in part):

          (a) Securities Laws Compliance. On or before the Closing Date, each holder of Matrix Common Stock will execute an Investor Representation Letter in a form reasonably acceptable to Denbury and Denbury shall have determined based on the representations in that letter and any other considerations it deems relevant, in its sole discretion, that such holder of Matrix Common Stock is an "accredited investor," as defined in
     Regulation D, or that each investor who is not accredited is a "sophisticated investor" as defined in Regulation D and that an exemption from registration under the Securities Act and any applicable state securities laws is available for the issuance of Denbury Common Stock in the Merger.

          (b) Representations and Warranties. Each of the representations and warranties of Matrix and the Matrix Common Shareholders contained in this




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     Agreement shall have been true and correct in all material  respects at and as of the date made and, except either (i) as contemplated or permitted by this Agreement, or (ii) to the extent that a breach of such representation or warranty is made the basis of a Defect, at and as of the Effective Time as if made at and as of such time. Denbury shall have received a certificate of the President and the Chief Executive Officer of Matrix, in his capacity as such, dated the Closing Date, to the effect that each of the representations and warranties of Matrix contained in this Agreement were true and correct in all material respects as of the date made and, except (i) either as contemplated or permitted by this Agreement, or (ii) to the extent that a breach of such representation or warranty is made the basis of a Defect, at and as of the Effective Time as if made at and as of such time.

          (c) Agreements and Covenants. Matrix shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time. Denbury shall have received a certificate of the President and the Chief Executive Officer of Matrix, in his capacity as such, dated the Closing Date, to such effect.

          (d) Consents. All Consents, authorizations, orders and approvals of, or filings or registrations with, any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings required under the DGCL and the LBCL in connection with the Merger, or filings with the Minerals Management Service, the Louisiana Department of Natural Resources and other Governmental Entities and in various real property records (unless Denbury determines that such filings need not be made prior to the Closing), and Matrix shall have obtained all Consents, authorizations, waivers and approvals required from third parties required under all material agreements and instruments, or under agreements noted in Section
     3.05 of the Matrix Disclosure Schedule, by reason of the Merger and the consummation of the transactions contemplated hereby.

          (e) No Governmental Proceedings or Litigation. There shall not be pending or threatened any action, proceeding, claim or counterclaim by any Governmental Entity or by any third party which seeks to or would (i) prohibit or restrict the consummation of the Merger, (ii) require the disposition of or the holding separate of any of the stock or assets of Matrix or its Subsidiaries or impose material limitations on the ability of Denbury to control in any material respect the business, assets or operations of either Denbury or Matrix, or (iii) have a material adverse effect on Denbury's or Matrix's business or materially impair the ability of Matrix and the Matrix Shareholders to perform their obligations hereunder. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity, which
     (i) prohibits or restricts consummation of the Merger or the transactions contemplated hereby, (ii) requires Denbury to hold separate or dispose of any of the stock or assets of Matrix or its subsidiaries or imposes material limitations on the ability of Denbury to control in any material respect the business, assets or operations of either Denbury or Matrix or
     (iii) has a material adverse effect on the business of Denbury or on Matrix and its subsidiaries or materially impairs the ability of Denbury to perform its obligations hereunder.



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          (f) Tax Opinion.  Denbury  shall have  received an opinion dated as of the Closing Date from Jenkens & Gilchrist, a Professional Corporation, in form and substance reasonably satisfactory to Denbury to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of representation letters from each of Denbury, Merger Sub, Matrix and the Matrix Shareholders. The specific provisions of each such representation letter shall be in the form and
     substance   reasonably   satisfactory   to  such  tax  counsel,   and  such
     representation letter shall be dated as of the date of such opinion and shall not have been withdrawn or modified in any material respect.

          (g) Legal Opinion. Denbury shall have received legal opinions from Liskow & Lewis and from Thompson & Knight LLP, in the form and covering such matters as shall be agreed to between the parties.

          (h)  Shareholder  Participation.  The holders of all of the issued and
     outstanding   Matrix  Common  Stock  shall  have  become  parties  to  this
     Agreement.

          (i) Change in Production. Since the date of this Agreement, the average daily rate of production of gas from the Matrix Properties (as defined in Section 3.13(a)), viewed as a whole, and measured over each week (being the period commencing at 12:01 a.m. each Sunday morning and ending at 12:01 a.m. on the following Sunday morning) commencing after the date of this Agreement and ending prior to the Closing Date, has not been reduced below the rate of 40 Mmcf of natural gas per day net to Matrix, other than changes in the ordinary course of operation (including shut-ins necessary to bring additional wells on line) and changes that result from variances in pricing or availability of markets for the oil, gas and other hydrocarbons produced.

          (j) Release of Liens. Matrix and its Subsidiaries shall execute and deliver to Denbury instruments executed by its financial institution or institutions releasing or assigning all liens, encumbrances and security interests burdening the Matrix Properties pursuant to the UBC Credit Facility in consideration for Denbury causing the obligation of Matrix to Union Bank of California, N.A., in its capacity as Agent under the UBC Credit Facility to be discharged in full. Furthermore, Matrix shall simultaneously terminate all promissory notes, loan agreements, mortgages, deeds of trust, financing statements, and other evidences of indebtedness entered into pursuant to the UBC Credit Facility.

     Section 9.02. Conditions to Obligations of Matrix and the Matrix Shareholders. The obligations of Matrix to effect the Merger and the other transactions contemplated hereby are also subject to the following conditions (any or all of which may be waived by Matrix in writing, in whole or in part):

          (a) Representations and Warranties. Each of the representations and warranties of Denbury and Merger Sub contained in this Agreement shall have been true and correct in all material respects at and as of the date made and, except as contemplated or permitted by this Agreement, at and as of




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     the  Effective  Time as if made at and as of such time.  Matrix  shall have received a certificate of the President and the Chief Executive Officer of Denbury, in their capacities as such, dated as of the Closing Date, to the effect that each of the representations and warranties of Denbury and Merger Sub contained in this Agreement were true and correct in all material respects as of the date made and, except as contemplated by this Agreement, at and as of the Effective Time as if made at and as of such time.

          (b) Agreements and Covenants. Denbury and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time. Matrix shall have received a certificate of the President and Chief Executive Officer of Denbury, in his capacity as such, dated the Closing Date, to that effect.

          (c) Consents. All Consents, authorizations, orders and approvals of, or filings or registrations with, any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings required under the DGCL and the LBCL in connection with the Merger or filings with any Governmental Entity and in various real property records (unless Denbury determines that such filings need not be made prior to the Closing), and Denbury and Merger Sub shall have obtained all Consents, authorizations, waivers and approvals required from third parties required under all material agreements and instruments by reason of the Merger and the consummation of the transactions contemplated hereby.

          (d) No Governmental Proceedings or Litigation. There shall not be pending or threatened any action, proceeding, claim or counterclaim by any Governmental Entity or by any third party that seeks to or would (i) prohibit or restrict the consummation of the Merger, (ii) require the disposition of or the holding separate of any of the stock or assets of Matrix or its Subsidiaries or impose material limitations on the ability of the Surviving Corporation to control in any material respect the business, assets or operations of either the Surviving Corporation or Matrix, or
     (iii) have a material adverse effect on the Surviving Corporation's business or materially impair the ability of Matrix to perform its obligations hereunder. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity, which (i) prohibits or restricts consummation of the Merger or the transactions contemplated hereby, (ii) requires Denbury to hold separate or dispose of any of the stock or assets of Matrix or its subsidiaries or the Surviving Corporation or imposes material limitations on the ability of Denbury to control in any material respect the business, assets or operations of either Denbury or the Surviving Corporation, or (iii) has a material adverse effect on the business of Denbury or on the Surviving Corporation or materially impairs the ability of Denbury to perform its obligations hereunder.

          (e) Tax Opinion. The Matrix Shareholders shall have received an opinion dated as of the Closing Date from Thompson & Knight, LLP in form and substance reasonably satisfactory to Matrix to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of representation letters from each of




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     Matrix,  Merger Sub,  Denbury  and the Matrix  Shareholders.  The  specific provisions  of each  such  representation  letter  shall be in the form and
     substance   reasonably   satisfactory   to  such  tax  counsel,   and  such
     representation letter shall be dated as of the date of such opinion and shall not have been withdrawn or modified in any material respect.

          (f) Legal Opinion. Matrix shall have received a legal opinion from Jenkens & Gilchrist, a Professional Corporation, in the form and covering such matters as shall be agreed to between the parties.

          (g) Discharge of Bank Indebtedness. Simultaneously with the Closing, Denbury shall cause the obligations of Matrix to Union Bank of California, N.A. to be discharged in full without penalty.


                                    ARTICLE X
                        TERMINATION, AMENDMENT AND WAIVER

     Section 10.01. Termination. This Agreement may be terminated and the Merger hereby contemplated may be abandoned at any time prior to the Effective Time:

          (a) by mutual written consent duly authorized by the Board of Directors of Denbury and the Board of Directors of Matrix;

          (b) by Denbury, if there has been a material breach of the representations and warranties of Matrix contained in this Agreement or if Matrix has failed to comply in any material respect with any of its covenants or agreements set forth in this Agreement, and Matrix shall not have cured such breach or failure within fifteen (15) days of receipt of written notice thereof from Denbury (a "Terminating Matrix Breach"); and provided, however, if such breach or failure is incapable of cure within such fifteen (15) day period, such breach or failure shall constitute a Terminating Matrix Breach immediately upon receipt of written notice thereof from Denbury;

          (c) by Matrix, if there has been a material breach of the representations and warranties of Denbury or Merger Sub contained in this Agreement or if Denbury or Merger Sub has failed to comply in any material respect with any covenant or agreement on the part of Denbury set forth in this Agreement, and Denbury or Merger Sub shall not have cured such breach or failure within fifteen (15) days of receipt of written notice thereof from Matrix (a "Terminating Denbury Breach"); and provided, however, if such breach or failure is incapable of cure within such fifteen day period such breach or failure shall constitute a Terminating Denbury Breach immediately upon receipt of written notice thereof from Matrix;

          (d) by either Denbury or Matrix, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action




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     restraining,  enjoining or otherwise  prohibiting  any of the  transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable preventing the consummation of the Merger;

          (e) by either Denbury or Matrix, if the Effective Time shall not have occurred on or before July 31, 2001; provided that neither Matrix nor Denbury shall be entitled to terminate this Agreement pursuant to this paragraph if such party's material breach of this Agreement has been the cause of or resulted in the failure of the Effective Time to occur at or prior to such time; or

          (f) by Denbury or Matrix pursuant to Section 7.14(b).

     Section 10.02. Effect of Termination;  Remedies. Except as provided in this
Section 10.02,  in the event of the  termination  of this Agreement  pursuant to
Section 10.01, this Agreement shall forthwith become void, there shall be no liability on the part of Denbury, Matrix or the Matrix Shareholders or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that the agreements contained in this Section 10.02 and in Sections 7.11, 11.01, 11.05, 11.09, 11.11 and 11.12, and Denbury's representation set out in Section 4.12, shall survive termination. Nothing contained in this Section 10.02 shall relieve any party hereto from any liability for any breach by such party of this Agreement.

     Section 10.03. Amendment. This Agreement may be amended at any time prior to the Effective Time by the parties hereto. For an amendment to be effective, it must be approved by Matrix and Denbury by action taken by or on behalf of the Board of Directors of Denbury and the Board of Directors of Matrix and must be executed by each of Denbury, Matrix and the Matrix Shareholders.

     Section 10.04. Waiver. At any time prior to the Effective Time, Denbury and the Merger Sub, on the one hand and Matrix and the Matrix Shareholders on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, (b) waive any inaccuracies in the representations and warranties of the other party or, parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party or parties with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE XI
                               GENERAL PROVISIONS

     Section 11.01. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, sent by nationally recognized overnight courier service, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses ( or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:




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          (a) If to Denbury, to:

                             Denbury Resources Inc.
                             5100 Tennyson Pkwy., Suite 3000
                             Plano, Texas 75024
                             Attention: Phil Rykhoek
                             Telecopier No.: (972) 673-2051

                            with copies to:

                            Jenkens & Gilchrist, a Professional Corporation 1100 Louisiana, Suite 1800
                            Houston, Texas 77002
                            Attn: Donald W. Brodsky
                            Telecopier No.: (713) 951-3314

          (b) If to Matrix or to the Matrix Shareholders (other than the EnCap Shareholders), to:

                            Matrix Oil & Gas, Inc.
                            71683 Riverside Drive
                            Covington, LA 70433
                            Attention: Robin R. Mingo
                            Telecopier No.: (504) 893-1314

                            with copies to:

                            Liskow & Lewis
                            701 Poydras Street, Suite 5000
                            New Orleans, LA 70139
                            Attn: Leon J. Reymond, Jr.
                            Telecopier No.: (504) 556-4108

                            Thompson & Knight LLP
                            1200 Smith Street, Suite 3600
                            Houston, Texas 77002
                            Attn: Michael K. Pierce
                            Telecopier No.: (713) 654-1871




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          (c) If to EnCap Shareholders, to:

                            c/o EnCap Investments L.L.C.
                            1100 Louisiana, Suite 3150
                            Houston, Texas 77002
                            Attn: D. Martin Phillips and M. Sean Smith
                            Telecopier No.: (713) 659-6130

                            with a copy to:

                            Thompson & Knight LLP
                            1200 Smith Street, Suite 3600
                            Houston, Texas 77002
                            Attn: Michael K. Pierce
                            Telecopier No.: (713) 654-1871

     Section 11.02. Certain Definitions. For purposes of this Agreement, the term:

     "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

     "Aggregate  Severance  Benefits"  has the  meaning  set  forth  in  Section
7.01(e).

     "Agreement" has the meaning set forth in the recitals to this Agreement.

     "Allocated Value" has the meaning set forth in Section 3.13(l).

     "Appurtenant Rights" has the meaning set forth in Section 3.13(a).

     "Blue Sky Laws" has the meaning set forth in Section 3.05(b).

     "Bonus" has the meaning set forth in Section 7.01(f).

     "Business Day" means any day other than a day on which banks in the State of New York, State of Louisiana or the State of Texas are authorized or obligated to be closed.

     "Closing" has the meaning set forth in Section 1.02.

     "Closing Date" has the meaning set forth in Section 1.02.

     "Closing   Defects"   has  the  meaning   set  forth  in  Section   7.13(b)

     "COBRA" has the meaning set forth in Section 3.10(a).

     "Code" has the meaning set forth in the recitals to this Agreement.




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     "Consent" has the meaning set forth in Section 3.13(a).

     "Conversion Ratio" has the meaning set forth in Section 2.01(a)(ii).

     "Converted  Matrix  Common  Stock"  has the  meaning  set forth in  Section
2.01(c).

     "Converted Matrix Preferred Stock" has the meaning set forth in Section 2.01(c).

     "Curative Materials" has the meaning set forth in Section 7.13(b).

     "Cure Notice" has the meaning set forth in Section 7.13(b).

     "Damages" has the meaning set forth in Section 8.02.

     "Defect" has the meaning set forth in Sections 3.13(a) and 7.13.

     "Defect Notice" has the meaning set forth in Section 7.13(a).

     "Defect Properties" has the meaning set forth in Section 3.13(a).

     "Denbury" has the meaning set forth in the recitals to this Agreement.

     "Denbury Common Stock" means the common stock, par value $.001 per share, of Denbury Resources Inc.

     "Denbury SEC Reports" has the meaning set forth in Section 4.10(a).

     "Denbury Share Value" means the closing price of Denbury Common Stock on the NYSE for the twenty (20) consecutive trading days ending on the trading day which is three (3) trading days immediately prior to the Closing Date.

     "Denbury's Defect Value" has the meaning set forth in Section 7.13(c).

     "DGCL" has the meaning set forth in the recitals to this Agreement.

     "Disclosing Party" has the meaning set forth in Section 7.11(a).

     "Effective Time" has the meaning set forth in Section 1.03.

     "EnCap Shareholders" has the meaning set forth in Section 7.02.

     "Environmental Claims" means all costs, expenses, liabilities, claims and obligations arising out of, in connection with, or resulting directly or indirectly from any violations of any Environmental Laws.

     "Environmental Defect" means any circumstance or condition relating to, affecting or burdening the Matrix Properties or the ownership or use thereof that either constitutes a violation of any Environmental Laws as of the date of this Agreement or the Closing Date or otherwise constitutes a breach of any of the representations and warranties of the Matrix Common Shareholders made in
Section 3.12, or that would have constituted such a breach if any such representation or warranty were not qualified by the word "material," or the word "knowledge," or the term "best of knowledge," or any variations thereof.

     "Environmental Laws" means any all laws, rules, orders, regulations, statues, ordinances, guidelines, codes or decrees of the United States or any other nation, or any state, local, municipal or other Governmental Authority or other Laws (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 3.10(a).

     "Escrow Agent" has the meaning set forth in Section 2.01(d).

     "Exchange Act" has the meaning set forth in Section 3.05(b).

     "Final Cure Date" has the meaning set forth in Section 3.13(a).

     "Final Notice Date" has the meaning set forth in Section 3.13(a).

     "GAAP" has the meaning set forth in Section 3.07(a).

     "General Defect" means any circumstance or condition that constitutes a breach of any of the representations and warranties of the Matrix Common Shareholders made in Article III of this Agreement other than Special Defects, Title Defects and/or Environmental Defects, or that would have constituted such a breach if any such representation or warranty were not qualified by the word "material," or the word "knowledge," or the term "best of knowledge," or any variations thereof.

     "Good and Defensible Title" has the meaning set forth in Section 3.13(a).

     "Governmental Entities" has the meaning set forth in Section 3.05(b).

     "Holdback" has the meaning set forth in Section 2.01(d).

     "Holdback Period" has the meaning set forth in Section 2.01(d).

     "HSR Act" has the meaning set forth in Section 3.20.

     "Interests" has the meaning set forth in Section 3.13(a).




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



     "IRS" has the meaning set forth in Section 3.10(a).

     "Knowledge" or "known" shall mean, with respect to any matter in question, the actual knowledge of an executive officer of Matrix or Denbury, as the case may be, of such matter after having made due and diligent inquiry with respect to such matter;

     "Laws" has the meaning set forth in Section 3.05(a).

     "LBCL" has the meaning set forth in the recitals to this Agreement.

     "Material Contract" has the meaning set forth in Section 3.16.

     "Matrix" has the meaning set forth in the recitals to this Agreement.

     "Matrix Basic Documents" has the meaning set forth in Section 3.13(b).

     "Matrix Benefit Plan" means each and every (i) "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and (iii) other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation,  a  "multiemployer  plan" (as  defined  in either  Section  3(37) or
Section 4001(a)(13) of ERISA), insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation, one or more of forms of incentive compensation or post-retirement compensation, and including, but not limited to, one or more of the following plans, programs or arrangements: (iv) each and every agreement with any employee or director of Matrix, any Subsidiary or any ERISA Affiliate (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving Matrix, any Subsidiary or any ERISA Affiliate contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such employee or director; (v) and each and every agreement, plan or arrangement under which any person may receive payments from Matrix, any Subsidiary or ERISA Affiliate that may be subject to any Tax (as defined in Section 9.03 of this Agreement) imposed by Section 4999 of the Code or included in the determination of such person's parachute payment under Section 280G of the Code; and (vi) each other agreement, plan or arrangement for the benefit of employees of Matrix, any Subsidiary or any ERISA Affiliate.

     "Matrix Common Shareholders" has the meaning set forth in the recitals to this Agreement.

     "Matrix Common Stock" has the meaning set forth in Section 2.01(a).

     "Matrix Disclosure Schedule" has the meaning set forth in Section 3.01.

     "Matrix Option Plan" has the meaning set forth in Section 3.03(a).

     "Matrix Preferred Shareholders" has the meaning set forth in the recitals to this Agreement.




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



     "Matrix Preferred Stock" has the meaning set forth in Section 2.01(b).

     "Matrix Properties" has the meaning set forth in Section 3.13(b).

     "Matrix Shareholders" has the meaning set forth in the recitals to this Agreement.

     "Matrix Voting Debt" has the meaning set forth in Section 3.03(b).

     "Merger" has the meaning set forth in the recitals to this Agreement.

     "Merger Consideration" has the meaning set forth in Section 2.01(c).

     "Non-Offer  Contract  Employees"  has the  meaning  set  forth  in  Section
7.01(b).

     "NYSE" has the meaning set forth in Section 2.02.

     "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

     "Piggyback Registration" has the meaning set forth in Section 6.01(a).

     "Post-Closing Defects" has the meaning set forth in Section 7.13(b).

     "Preferential Right" has the meaning set forth in Section 3.13(a).

     "Qualified Plan" has the meaning set forth in Section 3.10(a).

     "Registrable Securities" has the meaning set forth in Section 6.01(a).

     "Regulation D" has the meaning set forth in Section 3.18(a).

     "Routine Governmental Approvals" has the meaning set forth in Section 3.13(a).

     "SEC" has the meaning set forth in Section 3.18(a).

     "Securities Act" has the meaning set forth in Section 3.05(b).

     "Special Defect" has the meaning set forth in Section 3.13(b).

     "Straddle Returns" has the meaning set forth in Section 7.19(b).

     "Subsidiary" or "Subsidiaries" of Matrix, Denbury, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which Matrix, Denbury, the Surviving Corporation or any such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly,




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



50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     "Surviving Corporation" has the meaning set forth in Section 1.01.

     "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

     "Tax Benefit" has the meaning set forth in Section 8.05(a).

     "Tax Returns" has the meaning set forth in Section 3.11(a).

     "TPG Shareholders" has the meaning set forth in Section 6.01(a).

     "UBC Credit Facility" has the meaning set forth in Section 3.13(a).

     "Units" has the meaning set forth in Section 3.13(a).

     "Working Interest" has the meaning set forth in Section 3.13(a).

     Section 11.03. Headings; References. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement," "this instruments," "herein," hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

     Section 11.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 11.05. Entire Agreement. This Agreement (together with the Exhibits and the Matrix Disclosure Schedule) constitutes the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter of this Agreement.

     Section 11.06. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto, except that a Matrix Shareholder shall be permitted to assigns its rights, duties and obligations under Article VI in connection with a permitted transfer of all or any portion of its Registrable Securities to an Affiliate thereof. This Agreement shall not be assigned by operation of law or otherwise.

     Section 11.07. Parties in Interest.  Other than as specifically provided in
Section 7.01, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and the other parties who are indemnified under the provisions of Article VIII, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 11.08. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     Section 11.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Law.

     Section 11.10. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement. Each counterpart shall be effective with respect to the parties executing such counterpart as of the date set forth opposite such parties' signatures.

     Section 11.11. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to this Agreement to perform the provisions in accordance with their specific terms or to otherwise breach such provisions, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of any party's obligations, including an injunction to prevent breaches, and to the granting by any such court of the remedy of specific performance of the terms and conditions hereof.




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



     Section 11.12. Dispute Resolution. Notwithstanding any other provisions hereof, any disputes ("Disputes") arising out of or relating to this Agreement shall be governed by the following procedures in the following order until finally resolved:

          (a) If a Dispute arises out of or relates to this Agreement, or the breach thereof, within 30 days of receipt of written notice of a Dispute, the parties hereto shall attempt in good faith to resolve such dispute by negotiation among senior executives of their respective companies who have authority to settle the controversy;

          (b) If the Dispute cannot be settled through such negotiations within the 30 day period set forth in Subsection (a), the parties agree to attempt in good faith to settle the dispute by mediation within 20 days immediately following the 30 day period set forth in Subsection (a) in Houston, Texas under the Commercial Mediation Rules of the American Arbitration Association.

          (c) If the Dispute cannot be settled by such mediation, the parties agree to submit the dispute to binding arbitration in Houston, Texas, under Texas state and applicable federal law upon receipt of a written demand for arbitration by either of the parties setting forth the names of the other party or parties. Within 15 days after such commencement, each party shall select one (1) person to act as arbitrator, and the two (2) selected shall select a third arbitrator within 10 days of appointment. If the arbitrators fail to select a third arbitrator, then the American Arbitration Association shall select the third arbitrator (such arbitrators that are selected pursuant to this Section 11.12 shall be referred to herein as the "Arbitrators"). Except as otherwise provided herein, the Arbitrators shall have the authority to award any remedy or relief a state or federal court of the state of Texas could order or grant, including, without limitation, specific performance, the awarding of compensatory damages, the issuance of an injunction and other equitable relief, but excluding any punitive or consequential damages. If the remedy sought is a monetary award, each party shall simultaneously, on the twentieth (20th) Business Day following the commencement of the arbitration, propose to the Arbitrators the amount that party believes should be awarded, and with respect to compensatory damages, the Arbitrators shall make an award in whichever of the two amounts they deem most reasonable. The Arbitrators' decision shall be issued with findings of fact and conclusions of law and shall be non-appealable. Notwithstanding anything in this subsection (c) to the contrary, the losing party in a Dispute hereunder shall pay all reasonable legal fees and expenses incurred by the prevailing party in connection with the arbitration.




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                                       82

     IN WITNESS WHEREOF, each of the following parties hereto has executed this Agreement, or has caused this Agreement to be executed by their respective officers thereunto duly authorized, on the date first written above.

                                   DENBURY RESOURCES INC.

                                   By:    /s/ Phil Rykhoek

                                   Name:  Phil Rykhoek

                                   Title: Chief Financial Officer




                                   DENBURY OFFSHORE, INC.

                                   By:    /s/ Phil Rykhoek

                                   Name:  Phil Rykhoek

                                   Title: Chief Financial Officer


                                   MATRIX OIL & GAS INC.

                                   By: /s/ Robin R. Mingo
                                       -----------------------------------------
                                       Robin R. Mingo, President


                                   MATRIX SHAREHOLDERS:

                                   ENERGY CAPITAL INVESTMENT COMPANY PLC


                                   By: /s/ Gary R. Petersen
                                       -----------------------------------------
                                       Gary R. Petersen, Director

                                   ENCAP ENERGY CAPITAL FUND III, L.P.
                                   By: EnCap Investments L.L.C., General Partner


                                   By: /s/ D. Martin Phillips
                                       -----------------------------------------
                                   Name:   D. Martin Phillips
                                        ----------------------------------------
                                        Managing Director


                                   ENCAP ENERGY CAPITAL FUND III-B, L.P.
                                   By: EnCap Investments L.L.C., General partner


                                   By: /s/ D. Martin Phillips
                                       -----------------------------------------
                                   Name:   D. Martin Phillips
                                        ----------------------------------------
                                        Managing Director


                                   BOCP ENERGY PARTNERS, L.P.
                                   By: EnCap Investments L.L.C., Manager


                                   By: /s/ D. Martin Phillips
                                       -----------------------------------------
                                   Name:   D. Martin Phillips
                                        ----------------------------------------
                                        Managing Director


                                   /s/ Robin R. Mingo
                                   ---------------------------------------------
                                   Robin R. Mingo


                                   /s/ Pamela F. Mingo
                                   ---------------------------------------------
                                   Pamela F. Mingo,
                                   Legal Spouse of Robin R. Mingo


                                   /s/ Erich A. Kraus
                                   ---------------------------------------------
                                   Erich A. Kraus


                                   /s/ Lori R. Kraus
                                   ---------------------------------------------
                                   Lori R. Kraus
                                   Legal Spouse of Erich A. Kraus




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



     IN WITNESS WHEREOF, each of the following parties hereto has executed this Agreement and Plan of Merger and Reorganization by and among Denbury Resources Inc., Denbury Offshore, Inc., Matrix Oil & Gas, Inc. and its Shareholders, dated as of June 4, 2001 (the "Merger Agreement") as of the date written by their signatures below and after receiving and reviewing the Matrix Proxy Statement and Denbury Confidential Private Placement Memorandum dated June __, 2001 relating to the Merger Agreement.



Executed on:__________________
                                      ------------------------------------------
                                      Philip L. Haerer



Executed on:___________________
                                      ------------------------------------------
                                      Connie C. Haerer
                                      Legal Spouse of Philip L. Haerer



Executed on:___________________
                                      ------------------------------------------
                                      Stephen J. Walton



Executed on:___________________
                                      ------------------------------------------
                                      Sandra Gruber Walton
                                      Legal Spouse of Stephen J. Walton



Executed on:___________________
                                      ------------------------------------------
                                      Ronald M. Ness



Executed on:___________________
                                      ------------------------------------------
                                      Corinne H. Ness
                                      Legal Spouse of Ronald M. Ness



Executed on:___________________
                                      ------------------------------------------
                                      Ruben A. Shealy

Executed on:___________________
                                      ------------------------------------------
                                      Kelly P. Shealy
                                      Legal Spouse of Ruben A. Shealy



Executed on:___________________
                                      ------------------------------------------
                                      Christian P. Callens



Executed on:___________________
                                      ------------------------------------------
                                      Deborah B. Callens
                                      Legal Spouse of Christian P. Callens



Executed on:___________________
                                      ------------------------------------------
                                      Robert H. Monahan



                                       86